Exhibit 4.23

**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

THIS AGREEMENT IS SUBJECT IN ALL RESPECTS TO THE INTERCREDITOR AGREEMENT (AS DEFINED HEREIN).  IN THE CASE OF ANY CONFLICT OR INCONSISTENCY BETWEEN ANY TERMS OF THIS AGREEMENT, ON THE ONE HAND, AND ANY OF THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT, ON THE OTHER HAND, THEN THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 29, 2018 and is entered into by and between Mesoblast Limited ACN 109 431 870, an Australian listed public company (“Parent”), Mesoblast UK Limited, a company incorporated in England and Wales with registered number 07596260 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom (“Mesoblast UK”), Mesoblast, Inc., a Delaware corporation (“Mesoblast USA” or the “Borrower”), Mesoblast International (UK) Limited, a company incorporated in England and Wales with registered number 09630007 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom (“Mesoblast Intl UK”), Mesoblast International Sàrl, a company organized under the laws of Switzerland (“Mesoblast SUI”), and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Agreement (together with Mesoblast UK, Mesoblast Intl UK, Mesoblast SUI, and Parent, collectively referred to as the “Guarantors” and each, a “Guarantor”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and NQP SPV II, L.P., a Cayman Islands exempted limited partnership, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A.Borrower has requested Lender to make available to the Borrower a loan in an aggregate principal amount of Forty Million Dollars ($40,000,000.00) (the “Term Loan”); and

B.Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, each Loan Party, Agent and Lender agree as follows:

Section 1.
DEFINITIONS AND RULES OF CONSTRUCTION

1.1Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Additional Amortization Royalty Payment” has the meaning given to it in Section 2.2(e)(iii).

“Additional Interest Royalty Payment” has the meaning given to it in Section 2.2(e)(i).

Confidential material omitted and filed separately with the Commission.

“Additional Royalty Payments” means, collectively, any Additional Interest Royalty Payments and any Additional Amortization Royalty Payments.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form attached hereto as Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person, (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), (b) or (c) of this paragraph.  As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“AHYDO” has the meaning given to it in Section 2.2(e)(v).

“Allocable Amount” has the meaning given to it in Section 12.8(b)

“Amortization Date” means the date that is four years after the date of the Tranche 1 Advance.

“Amortization Payment Amount” has the meaning given to it in Section 2.2(e)(iii).

“Amortization Period” means the period commencing on the Amortization Date and ending on the Maturity Date.

“Amortization Royalty Payment” is defined in Section 2.2(e)(iii).

“Annual Amortization Cap” has the meaning given to it in Section 2.2(e)(iii).

“Annual Interest Cap” has the meaning given to it in Section 2.2(e)(i).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Parent or any of its Subsidiaries or Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, the laws administered by OFAC, and the Anti-Money Laundering and Counter –Terrorism Financing Act 2006 (Cth) (Australia).

Confidential material omitted and filed separately with the Commission.

“Approved Subsidiary” means the Subsidiary organized by Parent in connection with the Approved Transactions.

“Approved Transactions” means any of the transactions described on Schedule 1E to the Disclosure Letter.

“Asian Territories” means China (including Hong Kong and Macau), Indonesia, Japan, Malaysia, Singapore, Taiwan, Thailand, and Vietnam.

“ASIC” means the Australian Securities and Investments Commission.

“Assignee” has the meaning given to it in Section 11.13.

“ASX” means ASX Limited (ACN 008 624 691), an Australian listed public company, and where the context requires, the Australian Securities Exchange, operated by ASX Limited.

“Australia” means the Commonwealth of Australia.

“Australian Controller” has the meaning given to the term “controller” in section 9 of the Australian Corporations Act.

“Australian Corporations Act” means the Corporations Act 2001 (Cth) (Australia).

“Australian Indirect Tax” means any goods or services tax, consumption tax, value added tax or any tax of a similar nature arising under the laws of Australia.

“Australian Loan Party” means any Loan Party incorporated or otherwise constituted under the laws of the Commonwealth of Australia.

“Australian PPS Law” means (i) the Personal Property Securities Act 2009 (Cth) (“Australian PPSA”), (ii) any regulations made at any time under the Australian PPSA (“Australian PPS Regulation”), (iii) any legislative instrument made under the Australian PPSA, (iv) any amendment to any of the above, made at any time, or (v) any amendment made at any time to any other legislation as a consequence of an Australian PPS Law referred to in paragraphs (i) to (iv).

“Australian PPSR” means the Personal Property Securities Register established under Australian PPS Law.

“Australian Security Documents” means the following documents, each in form and substance reasonably satisfactory to Agent: (a) that certain Security Trust Deed, dated on or around the Closing Date, between, among others, the Parent and Agent; (b) that certain Specific Security Deed, dated on or around the Closing Date, between the Parent, Mesoblast USA, Mesoblast SUI and Agent; and (c) any other document that Agent and a Loan Party agree in writing to be an Australian Security Document.

“Australian Tax Consolidated Group” means a “consolidated group” or a “MEC group” as defined in the Australian Tax Act.

“Australian Tax Funding Agreement” means any agreement whereby members of an Australian Tax Consolidated Group have made provision for the funding of the tax liabilities of the Australian Tax Consolidated Group.

Confidential material omitted and filed separately with the Commission.

“Australian Tax Sharing Agreement” means any agreement which satisfies the requirements in Section 721-25 of the Australian Tax Act for being a valid tax sharing agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board of Directors” means the board of directors or comparable governing body of such Person, or any subcommittee thereof, as applicable.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California or Melbourne, Australia are closed for business.

“Cash” means all cash, cash equivalents and liquid funds.

“Change in Control” means (a) any reorganization, recapitalization, consolidation, amalgamation or merger (or similar transaction or series of related transactions) in which the holders of Parent’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than thirty-five percent (35%) of the voting power of Parent or the surviving entity of such transaction or series of related transactions, in each case without regard to whether Parent is the surviving entity; (b) Parent ceases to own one hundred percent (100%) of the Equity Interests of each of Mesoblast UK, Mesoblast USA and Mesoblast Australia Pty Ltd; (c) Mesoblast UK ceases to own one hundred percent (100%) of the Equity Interests of each of Mesoblast Intl UK and Mesoblast SUI; (d) Mesoblast Australia Pty Ltd ceases to be the sole trustee of, Mesoblast Employee Share Trust, and (e) any Loan Party ceases to own one-hundred percent (100%) of the Equity Interests of any other Loan Party that it directly owns after the Closing Date.  Notwithstanding the foregoing, (i) a merger, amalgamation or consolidation (in each case, unless resulting in an Event of Default) of a Loan Party into another Loan Party, and (ii) the issuance of shares of the Approved Subsidiary, in each case, shall not constitute a Change in Control.

“Change in Law” means the occurrence after the Closing Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of any law, rule or regulation or treaty, (b) any change in any law, rule or regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such date, provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or

Confidential material omitted and filed separately with the Commission.

directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning given to it in Section 3.3.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit, bank guarantee or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable and (ii) any obligations with respect to undrawn letters of credit, bank guarantee, corporate credit cards or merchant services issued for the account of that Person; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Contribution Notice” means a contribution notice issued by the UK Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Controlled Foreign Corporation” means any direct or indirect Subsidiary of Mesoblast USA which is (i) a “controlled foreign corporation” within the meaning of Section 957 of the Code or (ii) that has no material assets other than Equity Interests of Persons described in clause (i).

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, Australia, the United Kingdom, Switzerland or of any other country.

“Cover” means that the use, manufacture, sale, offer for sale, development, commercialization, or importation of the subject matter in question by an unlicensed entity would infringe a claim of a Patent with respect to the Product. “Covering” shall have a corresponding meaning.

“Deposit Accounts” means any “deposit account,” as such term is defined in the UCC, or “ADI account”, as such term is defined in section 10 of the Australian PPSA, and includes any checking account, savings account, or certificate of deposit wherever located.

Confidential material omitted and filed separately with the Commission.

“Designated Senior Indebtedness” means Indebtedness of the Loan Parties pursuant to the terms of that certain Loan and Security Agreement dated as of March 6, 2018, among the Loan Parties, the lenders party thereto from time to time and their successors and assigns, and Senior Agent and its successors and assigns (as amended, amended and restated, supplemented, refinanced, extended, renewed or otherwise modified from time to time as permitted by the Intercreditor Agreement, the “Designated Senior Credit Agreement”), in an aggregate principal amount not to exceed the Senior Debt Cap (as defined in the Intercreditor Agreement).

“Disclosure Letter” means that certain letter, dated as of the date hereof, delivered by Parent to Agent.

“Dollars” means the lawful currency of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway and any other country which may become a member of the European Economic Area or subject to Bail-In Legislation from time to time.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“English Security Documents” means the following documents, each in form and substance reasonably satisfactory to Agent: (a) that certain English law IP security agreement and (b) such other documents incidental to the foregoing documents as Agent may reasonably determine necessary.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person (including the units or shares in any trust); but excluding, for the avoidance of doubt, securities offered in the **** and any other Indebtedness that is convertible into or otherwise exchangeable for, Equity Interests.

“Equity Purchase Agreement” means that certain Subscription Agreement dated the date hereof, between the Borrower as “Issuer” and Lender as “Subscriber”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning given to it in Section 9.

Confidential material omitted and filed separately with the Commission.

“Excluded Assets” means (i) reserved, (ii) assets subject to a Lien permitted by clause (vii) of the definition of Permitted Liens for purchase money debt obligations, in each case in favor of a Person other than Parent and its Subsidiaries and permitted hereunder, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets or creates a right of termination in favor of such Person (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law), (iii) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law) (iv) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law), (v) any Excluded IP Assets and (vi) Excluded Equity Interests.

“Excluded Equity Interests” means Equity Interests of a Controlled Foreign Corporation with voting power in excess of 65% of the total combined voting power of all classes of Equity Interests of such Controlled Foreign Corporation entitled to vote for any Controlled Foreign Corporation that is directly and wholly-owned by Mesoblast USA.

“Exclusive Approved License” any license of the Excluded IP Assets from a Loan Party to the Approved Subsidiary that is exclusive with respect to terms other than geographic area and, with respect to geographic area, may be exclusive as to the Asian Territories; provided that such Exclusive Approved License must specifically permit the collateral assignment and security interest of Agent in such license.

“Excluded IP Assets” means any Intellectual Property filed or registered with the relevant authorities in the Asian Territories from time to time, including any such Patents and Trademarks listed on Exhibit D to the Disclosure Letter, to the extent any filing or registration with the relevant authorities in the Asian Territories for such Intellectual Property is equivalent to any corresponding filing in Australia, Switzerland and the United States and (b) any other Intellectual Property approved by Lender in its reasonable discretion.

“Excluded Subsidiary” means any Controlled Foreign Corporation, or any Subsidiary of a Controlled Foreign Corporation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or Agent or required to be withheld or deducted from a payment to a Lender or Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Agent being organized under the laws of or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Lender or Agent’s failure to comply with Section 2.10(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

Confidential material omitted and filed separately with the Commission.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation or official agreement implementing an official intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“Financial Statements” has the meaning given to it in Section 7.1.

“Financial Support Direction” means a financial support direction issued by the UK Pensions Regulator under section 43 of the Pensions Act 2004.

“Foreign Lender” has the meaning given to it in Section 2.10(g)(ii)(2).

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether state, local, territory, province or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank, stock exchange or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantor” has the meaning given to it in the preamble to this Agreement.

“Guarantor Payment” has the meaning given to it in Section 12.8(a).

“IFRS” means the international accounting standards within the meaning of IAS Regulation 1606/2002, as in effect from time to time, to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency Event” means, in relation to an entity that: (a) such entity shall make an assignment for the benefit of creditors; (b) such entity shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent or is deemed to, or is declared to, be insolvent or unable to pay its debts under any applicable law (with respect to any Australian Loan Party, “insolvent” has the meaning given in section 95A(2) of the Australian Corporations Act); (c) such entity shall file a voluntary petition in bankruptcy; (d) such entity shall file any petition, answer, or document seeking for itself any reorganization, administration, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute,

Confidential material omitted and filed separately with the Commission.

law or regulation pertinent to such circumstances; (e) such entity shall seek or consent to or acquiesce in the appointment of any trustee, receiver, administrator, Australian Controller or liquidator of such entity or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of such entity; (f) such entity shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; (g) such entity, or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (a) through (e); (h) (i) thirty (30) days shall have expired after the commencement of an involuntary action against such entity seeking reorganization, administration, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of such entity being stayed, (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed, (iii) such entity shall file any answer admitting or not contesting the material allegations of a petition filed against such entity in any such proceedings, (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings, or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of such entity of any trustee, receiver, administrator, Australian Controller or liquidator of such entity or of all or any substantial part of the properties of such entity without such appointment being vacated; (i) such entity is dissolved (other than pursuant to a consolidation, amalgamation or merger); (j) such entity institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (k) such entity has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (j) above and (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation, or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (l) such entity suspends or threatens to suspend making payments on any of its debts; (m) by reason of actual or anticipated financial difficulties such entity commences arrangements with one or more of its creditors (excluding Agent or Lender in its capacity as such) to reschedule any of its indebtedness; (n) the value of the assets (including for the avoidance of doubt, intangible assets) of such entity is less than its liabilities (taking into account contingent, prospective liabilities, such entity’s position as part of a consolidated group of companies, and the likelihood of available financing in the market to finance such liabilities); (o) a moratorium is declared in respect of any indebtedness of such entity; (p) any corporate action, legal proceedings or other procedure or step is taken in relation to (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such entity, (ii) a composition, compromise, assignment or arrangement with any creditor of such entity, (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, Australian Controller, compulsory manager or other similar officer in respect of such entity’s assets or (iv) enforcement over any material portion of the Collateral, or any analogous procedure or step is taken in any jurisdiction; provided this clause (p) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement; (q) such entity causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (p) above; or (r) such entity takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Confidential material omitted and filed separately with the Commission.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, the Australian Corporations Act, any Insolvency Event, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, administration, arrangement, or other similar relief.

“Intellectual Property” means all of each Loan Party’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; service marks, designs, business names, data base rights, design rights, domain names, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests whether registered or unregistered; each Loan Party’s applications therefor and reissues, extensions, or renewals thereof; and each Loan Party’s goodwill associated with any of the foregoing, together with each Loan Party’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Intercreditor Agreement” means the intercreditor agreement between Agent and Senior Agent, in a form acceptable to Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Interest Only Period” means the period commencing on the Closing Date and ending immediately prior to the Amortization Date.

“Interest Rate” means for any day a per annum rate of interest equal to 15.00%.

“Interest Royalty Payment” is defined in Section 2.2(e)(i).

“Inventory” means “inventory” as defined in Article 9 of the UCC or section 10 of the Australian PPSA.

“Investment” means any beneficial ownership (including shares, stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of any asset of another Person.

“IP Security Agreement” means that certain Intellectual Property Security Agreement executed and delivered by each Loan Party to Agent and dated as of the Closing Date.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreements” means for each Subsidiary, a completed and executed (i) Joinder Agreement in substantially the form attached hereto as Exhibit G with respect to Subsidiaries formed or organized under the laws of the United States or any state, commonwealth or territory thereof, or (ii) joinder documentation in form and substance reasonably satisfactory to Agent joining such Subsidiary as a party under the Australian Security Documents, English Security Documents, Swiss Security Documents or similar security documents under the relevant jurisdictions, as applicable, with respect to Subsidiaries organized outside of the United States or any of the foregoing jurisdictions.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Licensee” means a Third Party that is granted any Product Rights.

Confidential material omitted and filed separately with the Commission.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, and any other security interest or any other agreements or arrangement having a similar effect, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest (including a “security interest” as defined in section 12(1) or 12(2) of the Australian PPSA but it does not include a “security interest” as defined in section 12(3) of the Australian PPSA).

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the Intercreditor Agreement, the Joinder Agreements, the Disclosure Letter, all Australian PPSR or UCC Financing Statements, the IP Security Agreement, the Australian Security Documents, the English Security Documents, the Swiss Security Documents, the Perfection Certificate, and any guaranty, subordination agreement or any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Loan Funded Share Plan” means the Parent’s employee loan funded share plan, as disclosed to Lender prior to the Closing Date.

“Loan Party” means the Borrower and each of the Guarantors.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Parent and its Subsidiaries, taken as a whole; or (ii) the ability of the Loan Parties, taken as a whole, to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens; provided that the following events shall not, in and of itself, constitute a Material Adverse Effect (unless otherwise constituting an Event of Default): (a) adverse results or delays in any nonclinical or clinical trial, (b) the failure to achieve any other clinical or non-clinical trial goals or objectives, including, without limitation, the failure to demonstrate the desired safety or efficacy of any drug or companion diagnostic, (c) the denial, delay or limitation of approval of, or taking of any other regulatory action by, the FDA or any other governmental entity with respect to any drug or companion diagnostic, or (d) a change in or discontinuation of a strategic partnership or other collaboration or license arrangement.

“Material Contract” means (a) any agreement related to the development, marketing, promotion, manufacture, sale, or distribution of the Product or (b) any other agreement for which breach, non-performance, or failure to renew by a party thereto could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the date that is eight years after the date of the Tranche 1 Advance.

“Maximum Amount” has the meaning set forth in Section 11.21(a).

“Maximum Rate” has the meaning set forth in Section 2.3.

“Maximum Term Loan Amount” means Forty Million and No/100 Dollars ($40,000,000.00).

Confidential material omitted and filed separately with the Commission.

“Net Sales” means the gross amount invoiced by the Loan Parties, their Affiliates, and Licensees to Third Parties for sales of the Product anywhere in the world other than the Asian Territories, and less the following items:

(a)trade, quantity and cash discounts allowed and actually taken or accrued for sales of the Product;

(b)discounts, refunds, rebates (including, but not limited to, wholesaler inventory management fees), credits, cost of free goods, chargebacks, retroactive price adjustments, and any other customary allowances actually taken or accrued for sales of the Product, which effectively reduce the net selling price;

(c)credits for actual product returns, recalls, rejections, and allowances for sales of the Product;

(d)price reductions or rebates, retroactive or otherwise, imposed by or negotiated with Governmental Authorities with regard to sales of the Product; and

(e)Taxes imposed on the production, sale, or delivery of the Product, including, without limitation, sales, use, excise, turnover, inventory, or value added Taxes (but excluding income Taxes and similar Taxes), but only to the extent set forth separately in the invoice.

Net Sales shall not include sales or other dispositions of the Product by the Loan Parties, their Affiliates, and Licensees to Third Parties for sales of such Product anywhere in the world for purposes of resale by any of such parties, provided, however, that the Product’s resale other than in the Asian Territories shall be included in Net Sales.

Net Sales shall be determined from the books and records of the selling party maintained in accordance with GAAP or IFRS (as applicable), as consistently applied by the selling party.

“Note(s)” means a Term Note.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Origination Fee” means Eight Hundred Thousand Dollars ($800,000).

“Other Connection Taxes” means, with respect to any Lender or Agent, Taxes imposed as a result of a present or former connection between such Lender or Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Confidential material omitted and filed separately with the Commission.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement any Loan Party now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States, Australia, the United Kingdom, Switzerland or any other country.

“Performance Milestone” means satisfaction of each of the following events: (a) no Event of Default shall have occurred and be continuing; and (b) Borrower or any other Loan Party shall have received the Product Approval from the FDA.

“Perfection Certificate” means that certain Perfection Certificate, dated the Closing Date, executed and delivered by Parent to Agent and Lender.

“Permitted Acquisition” shall mean any acquisition (including by way of merger) by any Loan Party of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or capital stock of another Person, which is conducted in accordance with the following requirements:

(a)such acquisition is of a business or Person engaged in a line of business related to that of the Loan Parties or their Subsidiaries;

(b)if such acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of a Loan Party or of a Subsidiary and such Loan Party shall comply, or cause such Subsidiary to comply, with Section 7.13 hereof (unless a Subsidiary of such acquired Person would be an Excluded Subsidiary hereunder) or (ii) such Person shall be merged with and into a Loan Party (with such Loan Party being the surviving entity);

(c)if such acquisition is structured as the acquisition of assets, such assets shall be acquired by a Loan Party, and shall be free and clear of Liens other than Permitted Liens;

(d)Parent shall have delivered to Lender not less than fifteen (15) nor more than forty five (45) days prior to the date of such acquisition, notice of such acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business, in each case, subject to Section 11.3(c), in form and substance satisfactory to Lender;

(e)both immediately before and after such acquisition no default or Event of Default shall have occurred and be continuing;

(f)if related to the Product, such property being so acquired shall be subject to Agent’s Lien pursuant to the terms of the Loan Documents; and

Confidential material omitted and filed separately with the Commission.

(g)the sum of the purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by such Loan Party with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, shall not be greater than $5,000,000 for all such acquisitions during the term of this Agreement.

“****” means ****.

“Permitted Indebtedness” means: (i) Indebtedness of any Loan Party in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A to the Disclosure Letter; (iii) Indebtedness of up to One Million Dollars ($1,000,000) secured by a Lien described in clause (vii) of the definition of Permitted Liens, provided such Indebtedness does not exceed the cost of the equipment, software, or other intellectual property or other assets financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with cash management services (including, for the avoidance of doubt, credit cards, merchant cards, purchase cards and debit cards) and letters of credit, bank guaranties, or other similar instruments that are secured by Cash and issued on behalf of a Loan Party or a Subsidiary thereof in an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) at any time outstanding; (viii) intercompany Indebtedness as long as each of the obligor and the obligee under such Indebtedness is a Loan Party or a Subsidiary of a Loan Party that has executed an intercompany subordination agreement in form and substance reasonably acceptable to Agent, in each case in connection with Permitted Investments; (ix) Indebtedness consisting of financing of insurance premiums in the ordinary course of business and that are promptly paid on or before the date they become due; (x) unsecured Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding; (xi) ****; (xii) Indebtedness under interest rate or foreign currency exchange agreements, commodity price protection agreements or other similar agreements entered into by any Loan Party in the ordinary course of business in an aggregate amount not to exceed $500,000; (xiii) Indebtedness arising from agreements providing for earn-outs, milestones, indemnification, adjustment of purchase price or similar obligations, or from guaranties or performance bonds securing the performance of Parent or any of its Subsidiaries pursuant to such agreements, in connection with Permitted Acquisitions and to the extent permitted by clause (f) of the definition of Permitted Acquisitions (provided that any milestones, royalty payments or similar arrangements under any licenses permitted under this Agreement shall not constitute Indebtedness for purposes of this Agreement); (xiv) the Designated Senior Indebtedness; (xv) any Indebtedness of the Approved Subsidiary, provided that such Indebtedness shall not be recourse to any Loan Party or any of their other Subsidiaries (other than the Approved Subsidiary); and (xvi) extensions, refinancings and renewals of any items of Permitted Indebtedness, subject in all respects, to the terms of the Intercreditor Agreement and Section 11.3(c).

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B to the Disclosure Letter; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000) maturing no more than one year from the date of investment therein, (d) money market accounts, and (e) investments denominated in the currency of foreign jurisdictions with a maturity of not more than one year from the date of acquisition thereof which are substantially similar (including creditworthiness) to the items specified in clauses (a) – (d)

Confidential material omitted and filed separately with the Commission.

above; (iii) repurchases of shares or stock from former employees, directors, or consultants of a Loan Party under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year; provided that no Event of Default has occurred, is continuing or could exist immediately after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including Indebtedness) (a) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent or doubtful obligations of, and other disputes with, customers or suppliers arising in the ordinary course of any Loan Party’s business and (b) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of a Loan Party in any Subsidiary if otherwise permitted hereunder; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Parent pursuant to employee share or stock purchase plans or other similar agreements approved by the Board of Directors; (viii) Investments consisting of travel advances, relocation loans, and other loan advances (or guarantees thereof) to employees, officers and directors in the ordinary course of business; (ix) (a) Investments in Loan Parties as otherwise permitted hereunder, and (b) Investments in newly-formed Subsidiaries, provided that each such Subsidiary enters into a Joinder Agreement within the time periods specified in Section 7.13 and executes such other related documents as shall be reasonably requested by Agent; (x) other Investments in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed One Million Dollars ($1,000,000); (xi) joint ventures or strategic alliances in the ordinary course of a Loan Party’s business, provided that any cash Investments by Loan Parties or a Subsidiary thereof in connection therewith do not exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year; (xii) Investments consisting of Permitted Acquisitions and any Investments of any Person in existence at the time such Person becomes a Subsidiary; provided such Investment was not made in connection with or in anticipation of such Person becoming a Subsidiary and any modification, replacement, renewal or extension thereof (provided that the net investment amount is not increased); (xiii) interest rate or foreign currency exchange agreements, commodity price protection agreements or other similar agreements permitted under clause (xii) of the definition of Permitted Indebtedness; (xiv) to the extent constituting Investments, milestones, royalty payments or similar arrangements under any licenses permitted under this Agreement; and (xv) other investments not to exceed $1,000,000 in the aggregate.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C to the Disclosure Letter; (iii) Liens for Taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Loan Parties maintain adequate reserves therefor in accordance with GAAP or IFRS, as applicable; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of a Loan Party’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) deposits to secure the performance of obligations (including by way of deposits to secure letters of credit issued to secure the same) under clinical and commercial supply and/or manufacturing agreements entered into in the ordinary course of business and the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity,

Confidential material omitted and filed separately with the Commission.

performance or other similar bonds; (vii) Liens on equipment, software, or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses or sublicenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) (A) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) at any time; (xv) Liens in favor of insurance providers securing the payment of such providers’ insurance policies in the ordinary course of business, (xvi) [reserved], (xvii) licenses permitted hereunder, (xviii) other Liens in an aggregate amount not to exceed $250,000, (xix) Liens securing the Designated Senior Indebtedness and Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xviii) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase, except to the extent of any premiums or penalties, accrued and unpaid interest thereon and reasonable fees and expenses associated with such extensions, refinancing and renewals.

“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business; (ii) non-exclusive inbound and outbound licenses, sublicenses and similar arrangements for the use of its Intellectual Property (including without limitation, Product IP Rights) and other licenses and sublicenses that could not result in a legal transfer of title of the licensed property but that may be exclusive ****; (iii) dispositions of worn-out, obsolete or surplus equipment at fair market value in the ordinary course of business; (iv) other transfers of assets having a fair market value of not more than One Million Dollars ($1,000,000) in the aggregate in any fiscal year; (v) Permitted Investments to the extent constituting transfers of any property; (vi) transfers of Intellectual Property (including without limitation Product IP Rights) and other assets to Loan Parties so long as such assets remain subject to the lien of Agent pursuant to the terms of the Loan Documents; (vii) subject to approval by Agent in its reasonable discretion, ****; (viii) transfers of the Excluded IP Assets; and (ix) sale or transfer of equity interests of the Approved Subsidiary as part of the Approved Transaction, including by way of a distribution to shareholders as part of a demerger process.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

Confidential material omitted and filed separately with the Commission.

“Prepayment Amount” means, with respect to any voluntary or mandatory prepayment of Loans during each applicable period set forth below after the Closing Date, without duplication, the corresponding amount set forth in column A below for such period, following the Tranche 1 Advance or the corresponding amount set forth in column B below for such period, following the Tranche 2 Advance, plus all reasonable and documented out-of-pocket fees and expenses owing under the Loan Documents at such time minus all Royalty Payments and Additional Royalty Payments made by Borrower to Lender hereunder:

Prepayment Period	A. Prepayment Amount (Following Tranche 1 Advance)	B. Prepayment Amount (Following Tranche 2 Advance)
From the Closing Date but prior to July 9, 2021	$****	$****
On or after July 10, 2021 but prior to July 9, 2022	$****	$****
On or after July 10, 2022 but prior to July 9, 2023	$****	$****
On or after July 10, 2023 but prior to July 9, 2024	$****	$****
On or after July 10, 2024 but prior to July 9, 2025	$****	$****
On or after July 10, 2025 but prior to July 9, 2026	$****	$****

“Product” means that certain product candidate identified as MSC-100-IV for the treatment of pediatric patients who have failed to respond to steroid treatment for acute GvHD, which is currently undergoing a Phase 3 study (clinicaltrials.gov identifier NCT02336230).

“Product Approval” means, for the Product, any approval(s) (including supplement(s), amendment(s), pre- and post-approval(s)), license(s), registration(s), or authorization(s) of the applicable national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state, or local regulatory agency, department, bureau, commission, council, or other governmental entity, that are necessary for the manufacture, distribution, use, sale, and marketing of the Product, in the United States and its territories, Europe and Australia”.

“Product Assets” means all assets or property related to the Product and that are owned by, licensed to, or otherwise controlled by any Loan Party other than with respect to the Asian Territories, including, without limitation, all of the following (other than with respect to the Asian Territories): Product IP Rights, Product IP Agreements, regulatory filings, product packaging, product inserts, product labels, regulatory approval applications, regulatory approvals, regulatory exclusivity, copies of correspondence with regulatory authorities, copies of pre-clinical and clinical data, copies of pharmacology and biology data, Material Contracts, and Inventory.

“Product IP Agreements” means any contract (a) pursuant to which any right, title or interest in or to any Product IP Rights has been granted, assigned, or otherwise conveyed to a Loan Party, and (b) necessary for the usage of or Covering any Intellectual Property related to the Product.

“Product IP Rights” means all Intellectual Property relating to the Product owned or licensed by a Loan Party outside of the Asian Territories, including the rights of a Loan Party in any such rights licensed to Third Parties and: (a) Product Know-How; (b) all Patents Covering the Product (including its composition, formulation, delivery, manufacture, or use); and (c) all works protectable under copyright laws, Trademarks, service marks, and trade names that relate to the Product.

Confidential material omitted and filed separately with the Commission.

“Product Know-How” means, as related to the Product, all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatus, specifications, data, results and other material, including, pre-clinical and clinical trial results, manufacturing procedures, test procedures, and purification and isolation techniques (whether or not confidential, proprietary, patented, or patentable) in written, electronic or any other form now known or hereafter developed, and all other discoveries, developments, information and inventions (whether or not confidential, proprietary, patented, or patentable), and tangible embodiments of any of the foregoing, including any discoveries, developments, information, or inventions relating to the stability, safety, efficacy, operation, manufacture, ingredients, preparation, indications, presentation, formulation, means of delivery, or dosage of any pharmaceutical composition or preparation.

“Product Rights” means licenses or rights to the Product or under the Product IP Rights for making, having made, using, developing, commercializing, marketing, promoting, distributing, selling, offering for sale, importing, or otherwise exploiting the Product.

“PSC Register” means the “PSC register” within the meaning of section 790C(10) of the Companies Act 2006.

“Receivables” means (i) all of each Loan Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Recordkeeping Period” has the meaning set forth in Section 2.2(e)(ix).

“Register” has the meaning set forth in Section 11.7.

“Required Lenders” means at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Royalty Payment” means, collectively, any Interest Royalty Payment and any Amortization Royalty Payment.

“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission.

Confidential material omitted and filed separately with the Commission.

“Secured Obligations” means each Loan Party’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Secured Party” has the meaning given to that term in any Australian Security Document.

“Senior Agent” means Hercules Capital, Inc. as administrative and collateral agent under the Designated Senior Indebtedness (together with its successors and assigns).

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion.

“Subsequent Financing” means the closing of any Loan Party financing which becomes effective after the Closing Date.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which any Loan Party owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 to the Disclosure Letter.

“Swiss Guarantor” has the meaning set forth in Section 11.21.

“Swiss Obligor” means a Loan Party which is incorporated in Switzerland or, if different, is considered to be tax resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Withholding Tax Act.

“Swiss Security Documents” means (a) the “Senior and Subordinated Swiss Security Documents” as defined in the Intercreditor Agreement and (b) such other documents incidental to the foregoing documents as Agent may reasonably determine necessary.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term” means the term of the Term Loan which commences on the Closing Date and ends on the Maturity Date.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1 attached hereto.

“Term Loan” has the meaning set forth in the recitals.

“Term Loan Advance” means any Term Loan funds advanced under this Agreement.

“Term Note” means a Promissory Note in substantially the form of Exhibit B.

Confidential material omitted and filed separately with the Commission.

“Third Party” means any Person, including a Governmental Authority, other than a Loan Party, Agent, Lender, and their respective Affiliates.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, Australia, the United Kingdom, Switzerland, or any other country or any political subdivision thereof.

“Tranche 1 Advance” has the meaning set forth in Section 2.2(a)(i)

“Tranche 2 Advance” has the meaning set forth in Section 2.2(a)(ii).

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“UCC Collateral” has the meaning set forth in Section 3.1.

“UK” means the United Kingdom.

“UK Pensions Regulator” means the body corporate known as the Pensions Regulator and established by Part 1 of the UK Pensions Act 2004.

“UK PSC Loan Party” means a Loan Party incorporated in England and Wales who is required to maintain a PSC Register and whose shares are pledged as Collateral.

“Upstream or Cross-Stream Secured Obligations” has the meaning set forth in Section 11.21(a).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Withholding Agent” means the Borrower, the Agent and any other applicable withholding agent under applicable law.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Confidential material omitted and filed separately with the Commission.

1.2Conventions.  Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement or the Disclosure Letter, as applicable.  Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP or IFRS, as applicable, and all financial computations hereunder shall be computed in accordance with GAAP or IFRS, as applicable, consistently applied.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements for fiscal year ending June 30, 2017 for all purposes of this Agreement, notwithstanding any change in GAAP or IFRS, as applicable, relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes.  Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

1.3Currency Exchange.  For purposes of any determination under this Agreement measured in Dollars, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the spot rate for the purchase of Dollars for the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” or as made available by any other source reasonably acceptable to the Agent on the date of such determination; provided, however, that (a) for purposes of determining compliance with respect to the amount of any Indebtedness, Transfer, Investment, transaction permitted by Section 7.7 or judgment in a currency other than Dollars, no default or Event of Default shall be deemed to have occurred as a result of changes in rates of exchange occurring after the time such Indebtedness is incurred, or asset disposition, Investment or transaction permitted by Section 7.7 is made, or such judgment entered, and (b) notwithstanding anything herein to the contrary, nothing in this paragraph changes, modifies or alters the obligations of any Loan Party to pay all amounts owed hereunder in the Dollar amount required hereunder notwithstanding any changes or other fluctuations with respect to any currency exchanged into Dollars.  To the extent that a Third Party licensee of the Product IP Rights uses an exchange rate that differs from the foregoing, then Borrower will identify the calculation for the conversion provided by such Third Party licensee in lieu of the preceding sentence calculation and Agent shall in good faith consider such calculations.

Section 2.
THE LOAN

2.1[Reserved.]

2.2Term Loans.

(a)Tranches.

(i)Tranche 1 Advance.  Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of Thirty Million Dollars ($30,000,000) within 10 Business Days of the Closing Date (the “Tranche 1 Advance”).

(ii)Tranche 2 Advance.  Subject to the terms and conditions of this Agreement and within thirty (30) days of Borrower’s (or any Loan Party’s) achievement of the Performance Milestone in accordance with the definition thereof, Borrower shall request an additional Term Loan Advance in the principal amount of Ten Million Dollars ($10,000,000) (the “Tranche 2 Advance”).

Confidential material omitted and filed separately with the Commission.

(b)Limit.  The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount.

(c)Advance Requests.

(i)Borrower shall complete, sign and deliver to Agent an Advance Request for the Tranche 1 Advance at least three (3) Business Days before the Advance Date. Lender shall fund the Tranche 1 Advance in the manner set forth in the Advance Request, provided that each of the conditions precedent to such Tranche 1 Advance is satisfied as of the Advance Date.

(ii)Borrower shall complete, sign and deliver to Agent an Advance Request for the Tranche 2 Advance at least twenty (20) Business Days before the Tranche 2 Advance Date.  Lender shall fund the Tranche 2 Advance in the manner set forth in the Advance Request, provided that each of the conditions precedent to such Tranche 2 Advance is satisfied as of the Tranche 2 Advance Date.

(d)Interest.  The principal balance of each Term Loan Advance shall bear interest thereon from the applicable Advance Date and be payable, subject to the provisions of Sections 2.2(e)(ii) and (iv), at the end of each calendar quarter during the Term in an amount equal to the product of the outstanding Term Loan principal balance multiplied by the Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.

(e)Payment.

(i)For each twelve (12) month period during the Interest Only Period commencing on the Closing Date, within forty-five (45) days in the case of Net Sales received by Loan Parties and their Affiliates, and within ninety (90) days in the case of Net Sales received by Licensees and their Affiliates, after the last day of each calendar quarter, Borrower shall pay to Lender an amount (“Interest Royalty Payment”) equal to 25% of Net Sales until the cumulative Interest Royalty Payments paid to Lender during such twelve (12) month period equal the accrued interest due on the outstanding Term Loan principal balance for such twelve (12) month period, subject to any limitations under this Section 2(e) (the “Annual Interest Cap”).  If such Interest Royalty Payment achieves the Annual Interest Cap prior to the end of such twelve (12) month period during the Interest Only Period, Borrower shall pay to Lender an Interest Royalty Payment equal to **** for the remainder of such twelve (12) month period (each an “Additional Interest Royalty Payment”).

(ii)Notwithstanding Section 2.2(e)(i) above, if the accrued interest on the outstanding Term Loan principal balance that is due for a calendar quarter during the Interest Only Period exceeds an amount equal to 25% of Net Sales for such calendar quarter, any unpaid accrued interest for such calendar quarter shall be added to the outstanding principal balance of the Term Loan, which principal amount shall accrue interest as provided in Section 2.2(d) and which accrued and unpaid amount shall be payable when the principal amount of the Term Loan is payable in accordance with Section 2.2(e)(iii).

(iii)For each twelve (12) month period during the Amortization Period, within forty-five (45) days in the case of Net Sales received by Loan Parties and their Affiliates, and within ninety (90) days in the case of Net Sales received by Licensees and their Affiliates, after the last day of each calendar quarter, Borrower shall pay to Lender an amount (“Amortization Royalty Payment”) equal to 25% of Net Sales until the cumulative Amortization Royalty Payments paid to Lender during such twelve (12) month period equal the aggregate

Confidential material omitted and filed separately with the Commission.

amount of principal and accrued interest due for such twelve (12) month period, calculated based on equal quarterly installments of principal and accrued interest for each calendar quarter during the Amortization Period (each such installment, an “Amortization Payment Amount”) based on a straight-line amortization (the “Annual Amortization Cap”).  For illustrative purposes, a **** is attached hereto as Exhibit I.  If such Amortization Royalty Payments achieve the Annual Amortization Cap prior to the end of such twelve (12) month period during the Amortization Period, Borrower shall pay to Lender an Amortization Royalty Payment equal to **** for the remainder of such twelve (12) month period (each an “Additional Amortization Royalty Payment”).

(iv)Notwithstanding Section 2.2(e)(iii) above, if the Amortization Payment Amount due for a calendar quarter during the Amortization Period exceeds an amount equal to 25% of Net Sales for such calendar quarter, any unpaid portion of the Amortization Payment Amount shall be payable with the next Amortization Royalty Payment due pursuant to Section 2.2(e)(iii).

(v)In addition to payments required pursuant to the foregoing, if a Term Loan Advance would otherwise constitute an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code (an “AHYDO”), then, before the close of each accrual period ending after the fifth anniversary of the Advance Date with respect to such Term Loan Advance, the Borrower shall make any and all payments in cash on such Term Loan Advance (including by paying in cash a minimum amount of original issue discount and any other interest that has been previously accrued and unpaid) as necessary to prevent such Term Loan Advance from being treated as an AHYDO.

(vi)Any remaining outstanding Term Loan principal balance and any accrued but unpaid interest hereunder that is not satisfied through payment of the Royalty Payments pursuant to this Section 2.2(e), excluding any Additional Royalty Payments, shall be due and payable on the Maturity Date.  Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense.

(vii)Concurrent with each Royalty Payment, Borrower will deliver to Agent a true and accurate report containing the following information: (A) the accounting methodologies used to account for and calculate the items included in the report and any differences in such accounting methodologies used by Borrower since the previous royalty report; and (B) the calculation of Net Sales segregated on a country-by-country basis, including an itemization of deductions from the gross revenue used to arrive at the resulting Net Sales.  To the extent that a Third Party licensee of the Product IP Rights delivers a report that differs from the foregoing, then Borrower will deliver to Agent a true and correct copy of the report provided by such Third Party licensee and Agent shall in good faith consider whether such report satisfies the obligations pursuant to this Section 2.2(e)(vii).

(viii)All payments under this Agreement to Lender shall be made in U.S. Dollars by wire transfer in immediately available funds, to such account as Lender designates in writing from time to time.  With respect to Net Sales invoiced and received in a currency other than U.S. Dollars, such Net Sales will be converted into the U.S. Dollar equivalent using the conversion rate existing in the United States (as reported in The Wall Street Journal, New York edition) for the applicable currency on the last Business Day of the applicable calendar quarter.  If The Wall Street Journal ceases to publish such exchange rate, then the rate of exchange to be used shall be that reported in such other business publication of national circulation in the United States on which Lender and Borrower reasonably agree.

Confidential material omitted and filed separately with the Commission.

(ix)Borrower shall, and shall ensure that the Loan Parties and their controlled Affiliates shall, keep and maintain for a period of three (3) years from the end of any calendar quarter (the “Recordkeeping Period”) accounts and records of all data reasonably required to verify the calculation of Net Sales and Royalty Payments due hereunder during such calendar quarter.

(x)From the end of any calendar quarter until the expiration of the Recordkeeping Period, upon prior written notice to Borrower, Agent shall have the right to audit, through an independent certified public accountant selected by Agent, those accounts and records of the Loan Parties and their controlled Affiliates as may be reasonably necessary to verify the Loan Parties’ and their controlled Affiliates’ compliance with this Section 2.2(e).  Such audits must occur during normal business hours and may occur no more than once per calendar year.  Agent shall be solely responsible for the expenses of any such audit, unless the independent certified public accountant’s report shows, in respect of any calendar year then being reviewed, an underpayment of Royalty Payments or Additional Royalty Payments for such calendar year by more than five percent (5%), in which case Borrower shall be responsible for the expenses incurred by Agent for the independent certified public accountant’s services.  If the report shows an underpayment of Royalty Payments or Additional Royalty Payments, then Borrower will pay Lender the additional Royalty Payment or Additional Royalty Payment due within thirty (30) calendar days after receipt of the audit report.

2.3Maximum Interest.  Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”).  If a court of competent jurisdiction shall finally determine that the Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by the Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4Default Interest.  In the event any Royalty Payment or Additional Royalty Payment that is due and payable pursuant to Section 2.2(e), subject to clauses (ii) and (iv) thereof, is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand.  In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(d) plus five percent (5%) per annum.  In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(d) or this Section 2.4, as applicable.

2.5Recalculation of Interest.  If the deduction of Swiss Withholding Tax is required by Swiss law to be made by a Swiss Obligor in respect of any interest payable by it under this Agreement and should paragraph (b) of Section 2.10 be unenforceable for any reason, the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in Section 2.2 in the absence of this Section 2.5 divided by (ii) one (1) minus the rate at which the relevant Tax deduction is required to be made (where the rate at which the relevant Tax deduction is required to be made is for this purpose expressed as a fraction of one (1) rather than as a percentage) and (a) that the Swiss Obligor shall be obliged to pay the relevant interest at the adjusted rate in accordance with this Section 2.5 and (b) all references to a rate of interest in Section 2.2 shall be construed accordingly.

Confidential material omitted and filed separately with the Commission.

2.6Prepayment.  At its sole option upon at least seven (7) Business Days’ prior written notice to Agent, the Borrower may prepay all outstanding amounts owing under the Loan Documents at such time by payment to Lender of the Prepayment Amount.  The Borrower agrees that the Prepayment Amount is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.  The Borrower shall pay the Prepayment Amount upon the occurrence of or contemporaneously with the occurrence of a Change in Control.  Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Amount if Agent and Lender or any affiliate of Agent or Lender (in its sole and absolute discretion) agree in writing to refinance the Advances prior to the Maturity Date.  Upon receipt by Agent of a notice of redemption delivered in accordance with the definition of ****, the Borrower shall, at the request of Agent, prepay the all outstanding amounts owing under the Loan Documents at such time by payment to Lender of the Prepayment Amount, plus all fees and other amounts owing under the Loan Documents at such time, on the date that is not less than ninety-one days prior to the redemption date set forth in such notice, unless otherwise agreed between Agent and Borrower.  Notwithstanding anything herein to the contrary, in the event that Borrower shall pay to Lender at any time from and after the date hereof, whether by way of Royalty Payments, Additional Royalty Payments or otherwise, aggregate consideration in an amount equal to the Prepayment Amount for the applicable prepayment period, such aggregate consideration shall be deemed to be applied in satisfaction of the applicable Prepayment Amount for such period and shall constitute a prepayment in full of the Loan.

2.7[Reserved.]

2.8Notes.  If so requested by Lender by written notice to the Borrower, then the Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

2.9Pro Rata Treatment.  Each payment (including any Royalty Payment, Additional Royalty Payment and/or prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender.

2.10Taxes.

(a)Defined Terms.  For purposes of this Section 2.10, the term “applicable law” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender or Agent, as applicable, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

Confidential material omitted and filed separately with the Commission.

(d)Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify the Lender or Agent, as applicable, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or Agent, as applicable, or required to be withheld or deducted from a payment to such Lender or Agent, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.10, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)Status of Lenders and Agent.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(1), (ii)(2), and (ii)(4) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, with respect to each Loan Party that is a U.S. Person:

Confidential material omitted and filed separately with the Commission.

1.any Lender that is a U.S. Person shall deliver to such Loan Party and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and

2.any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to such Loan Party and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or the Agent), whichever of the following is applicable:

A.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.executed copies of IRS Form W-8ECI;

C.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Loan Party within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to such Loan Party as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

D.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

3.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or the Agent), executed copies of any other form prescribed

Confidential material omitted and filed separately with the Commission.

by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Loan Party or the Agent to determine the withholding or deduction required to be made; and

4.if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Loan Party and the Agent at the time or times prescribed by law and at such time or times reasonably requested by such Loan Party or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Loan Party or the Agent as may be necessary for such Loan Party and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered has expired or become obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of additional amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Increased Costs.  If any Change in Law shall subject any Lender or the Agent to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its Loans, Term Commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto,

Confidential material omitted and filed separately with the Commission.

and the result of any of the foregoing shall be to increase the cost to such Lender or the Agent of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or the Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Agent, the Borrower will pay to such Lender or Agent, as the case may be, such additional amount or amounts as will compensate such Lender or Agent, as the case may be, for such additional costs incurred or reduction suffered.

(j)U.S. Tax Reporting.  The Borrower agrees to treat the Term Loan as indebtedness for U.S. income tax purposes and to treat the Royalty Payments and any Additional Royalty Payments as payments of interest (or, if applicable, repayments of principal), in each case, unless otherwise required by a final determination of an applicable Governmental Authority or unless otherwise required pursuant to a change in applicable law after the date hereof; provided, that the Borrower shall notify the Agent in writing promptly upon the initiation of any Tax audit, investigation, suit or other proceeding relating to such treatment and shall keep the Agent promptly informed of all material developments with respect thereto.  The Loan Parties, the Agent and the Lenders shall report on their tax returns in a manner consistent with the foregoing and consistent with the projected payment schedule and comparable yield calculations (as approved by the Agent), unless otherwise required by applicable law or a final determination of an applicable Governmental Authority.

(k)Australian Indirect Tax.

(i)All payments to be made by a Loan Party under or in connection with any Loan Document have been calculated without regard to Australian Indirect Tax.  If all or part of any such payment is the consideration for a taxable supply or chargeable with Australian Indirect Tax then, when the Loan Party makes the payment: (a) it must pay to Agent or Lenders an additional amount equal to that payment (or part) multiplied by the appropriate rate of Australian Indirect Tax and (b) Agent or Lenders will promptly provide to the Loan Party a tax invoice complying with the relevant law relating to that Australian Indirect Tax.

(ii)Where a Loan Document requires a Loan Party to reimburse or indemnify the Agent or Lenders for any costs or expenses, that Loan Party shall also at the same time pay and indemnify the Agent or Lenders against all Australian Indirect Tax incurred by the Agent or Lenders in respect of the costs or expenses save to the extent that the Agent or Lenders is entitled to repayment or credit in respect of the Australian Indirect Tax.  The Agent or Lenders will promptly provide to the Loan Party a tax invoice complying with the relevant law relating to that Australian Indirect Tax.

(l)Survival.  Each party’s obligations under this Section 2.10 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.11Administration Fee.  The Loan Parties shall pay Agent an administrative fee accruing at the rate of 1.00% per annum of the Maximum Term Loan Amount.  All such fees payable under this Section 2.11 shall be payable annually in arrears on each anniversary of the Closing Date, and, in addition, on the earliest to occur of (i) the Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable.  Such fee shall be prorated for any partial year and calculated on the basis of the actual number of days elapsed and a 360-day year.

Confidential material omitted and filed separately with the Commission.

Section 3.
SECURITY INTEREST

3.1As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Loan Party grants to Agent a security interest in all of such Loan Party’s right, title, and interest in, to and under all of the Product Assets, including, without limitation, the following as related to the Product, whether now owned or hereafter acquired (collectively, the “UCC Collateral”): (a) Receivables; (b) General Intangibles; (c) Inventory; (d) Goods; and (e) all other tangible and intangible personal property of such Loan Party, whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Loan Party and wherever located, and any of such Loan Party’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

3.2Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the UCC Collateral shall not include nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC).

3.3Parent, Mesoblast UK, Mesoblast Intl UK and Mesoblast SUI have entered into the Australian Security Documents, English Security Documents and/or Swiss Security Documents in each case as applicable and pursuant to which they have granted security interests in, to and under the collateral described therein (such collateral, with the UCC Collateral, collectively, the “Collateral”) in favor of Agent (or, with respect to the Swiss Security Documents, in favour of Agent, the Lenders as well as Senior Agent or the lenders under the Designated Senior Indebtedness) for the benefit of the Lenders.  Notwithstanding anything herein to the contrary, the Collateral shall not include Excluded Assets unless otherwise agreed between Parent and Agent.

3.4Subject to the Intercreditor Agreement, the lien and security interest created hereunder shall be automatically released (a) with respect to all Collateral upon the payment in full of all Secured Obligations in accordance with this Agreement (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement), (b) with respect to other Intellectual Property licensed under an exclusive license permitted under the terms of this Agreement, with, subject to Section 11.3(c), the consent of Agent, which such consent shall not be unreasonably withheld or delayed and in any event shall be provided within ten (10) Business Days, or (c) if otherwise approved, authorized or ratified in writing by Agent in its sole discretion.  Upon such release, Agent shall, upon the reasonable request and at the sole cost and expense of Borrower, assign, transfer and deliver to Borrower, against receipt and without recourse to or warranty by Agent, except as to the fact that Agent does not continue to encumber the released assets, such Collateral or any part thereof, which shall be released in accordance with customary documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the release of such Collateral.  As part of or in connection with an Exclusive Approved License or any other exclusive license permitted hereunder, Agent and Lenders agree that the respective Loan Party party to such Exclusive Approved License or such other exclusive license permitted hereunder may grant to the licensee thereunder customary rights ancillary to the licensing of the Excluded IP Assets or the patents subject to such other exclusive license permitted hereunder, including the right to enforce and/or participate in or oversee the prosecution thereof.  Further, Agent agrees, subject to Section 11.3(c), that its consent shall not be unreasonably withheld in connection with the entry into any additional instruments or documents or any further actions that may be necessary, or that the Loan Parties may otherwise from time to time reasonably request, in order to effectuate the purpose of the Approved Transaction.

Confidential material omitted and filed separately with the Commission.

Section 4.
CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by the Borrower of the following conditions:

4.1Closing Date.  On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a)executed copies of this Agreement, the Disclosure Letter, the Equity Purchase Agreement, the Intercreditor Agreement, and the Perfection Certificate, in each case, in form and substance reasonably acceptable to Agent;

(b)certified copies of resolutions (or, in the case of Parent, an extract thereof) of each of the Loan Parties’ respective Boards of Directors (and shareholder, with respect to Mesoblast UK, Mesoblast Intl UK, and Mesoblast SUI) evidencing (i) approval of the Loan and other transactions evidenced by the Loan Documents; (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Advance Request or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party; and (iv) (with respect to Parent) (A) including a statement of corporate benefit; (B) acknowledging that the Board of Directors are acting for a proper purpose and that the Loan Documents are in the best interests of that Loan Party and for its commercial benefit; and (C) acknowledging that the relevant Loan Party was solvent and there were reasonable grounds to expect that the relevant Loan Party would continue to be solvent after executing and complying with its obligations under the Loan Documents; and

(c)such other documents as Agent may reasonably request.

4.2Tranche 1 Advance. On or prior to the Advance Date of the Tranche 1 Advance, Borrower shall have delivered to Agent the following:

(a)executed copies of the Loan Documents not delivered on or prior to the Closing Date (including any supplements or modifications to the Disclosure Letter and Perfection Certificate delivered on the Closing Date reasonably requested by Agent), a legal opinion of each of Loan Party’s United States and Swiss counsel and Agent’s English, Swiss and Australian counsel, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b)concurrently with the Tranche 1 Advance, Parent shall issue common stock pursuant to the Equity Purchase Agreement pursuant to the terms therein;

(c)certificates (as customary in the jurisdiction of Mesoblast UK and Mesoblast Intl UK and containing specimen signatures) of a director confirming that guaranteeing or securing the Loans would not cause any guaranteeing or similar limit binding on Mesoblast UK and Mesoblast Intl UK to be exceeded and certifying that each copy document relating to it specified in this Section 4, is correct, complete and the original of such copy document, is in full force and effect and has not been amended or superseded as at a date no earlier than the Advance Date of the Tranche 1 Advance;

Confidential material omitted and filed separately with the Commission.

(d)in respect to any UK PSC Loan Party, a copy of the PSC Register together with confirmation from an authorized officer that no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of the shares pledged as Collateral and no circumstances exist which entitle that UK PSC Loan Party to issue any such notice;

(e)verification certificates (as customary in the jurisdiction of Parent and containing specimen signatures) of a director confirming that (i) there will be no contravention of, and neither is it prohibited by, Chapter 2E or Chapter 2J.3 of the Australian Corporations Act from entering into and delivering the Loan Documents to which it is a party and performing any of its obligations under those documents; (ii) the relevant Loan Party is solvent and there are reasonable grounds to expect that the relevant Loan Party would continue to be solvent after executing and complying with its obligations under the Loan Documents; (iii) guaranteeing or securing the Loans would not cause any guaranteeing or similar limit binding on it to be exceeded; and (iv) each copy document relating to it specified in this Section 4, is correct, complete and the original of such copy document, is in full force and effect and has not been amended or superseded as at a date no earlier than the Advance Date of the Tranche 1 Advance;

(f)certified copies of the constitutional documents and the bylaws, as amended through the Advance Date of the Tranche 1 Advance, of each Loan Party in form and substance satisfactory to the Agent;

(g)a certificate of good standing (or foreign equivalent or insolvency search, as applicable) for each Loan Party from its jurisdiction of organization and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;

(h)satisfactory results of searches of the Australian PPSR and ASIC register in respect of Parent;

(i)all certificates of insurance and copies of each insurance policy required hereunder (other than copies of any director’s and officer’s insurance policies of the Loan Parties);

(j)payment of the Origination Fee;

(k)reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to Section 11.11 of this Agreement; and

(l)such other documents as Agent may reasonably request.

4.3All Advances.  On or prior to each Advance Date:

(a)Agent shall have received an Advance Request for the relevant Advance as required by Section 2.2(c), each duly executed by the Borrower’s Chief Executive Officer, Chief Financial Officer or any other duly authorized officer or director;

(b)the representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date;

Confidential material omitted and filed separately with the Commission.

(c)the Loan Parties shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing; and

(d)each Advance Request shall be deemed to constitute a representation and warranty by such Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.3 and as to the matters set forth in the Advance Request.

4.4No Default.  As of the Closing Date and each Advance Date (including, for the avoidance of doubt, the Advance Date of the Tranche 1 Advance), (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

Section 5.
REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

Each Loan Party represents and warrants that:

5.1Corporate Status.  Each Loan Party is a corporation duly organized, legally existing and in good standing under the laws of (a) Australia (with respect to Parent), (b) England and Wales (with respect to Mesoblast UK and Mesoblast Intl UK), (c) Switzerland (with respect to Mesoblast SUI), or (d) Delaware (with respect to Mesoblast USA), as applicable, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect.  Each Loan Party’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C to the Disclosure Letter, as may be updated by the Loan Parties in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2Collateral.  Each Loan Party has good and valid rights in or power to transfer the Collateral owned by it and title to Collateral with which it has purported to grant a security interest hereunder, free of all Liens, except for Permitted Liens.  Each Loan Party has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3Consents.  Each Loan Party’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary corporate action of such Loan Party, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of such Loan Party’s constitutional documents, trust deeds, or other organizational or governing documents (as applicable), bylaws, or any law, regulation, order, injunction, judgment, decree or writ to which such Loan Party is subject and (iv) except as described on Schedule 5.3 to the Disclosure Letter, do not violate any Material Contract or agreement or require the consent or approval of any other Person which has not already been obtained.  The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4Material Adverse Effect.  No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.  No Loan Party is aware of any event that is reasonably expected to result in a Material Adverse Effect.

Confidential material omitted and filed separately with the Commission.

5.5Actions Before Governmental Authorities.  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6Laws.  No Loan Party nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority (including the ‘Listing Rules’ of the ASX), where such violation or default is reasonably expected to result in a Material Adverse Effect.  Attached hereto as Schedule 5.6 to the Disclosure Letter is a true, complete and correct list of all material agreements and contracts between any Loan Party and/or any of its Subsidiaries and (ii) Parent.  No Loan Party is in default in any material manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound and, to the knowledge of any Loan Party with respect to any Person other than any Loan Party or its Subsidiaries, no event of default or event that with the passage of time would result in an event of default exists under any provision of any agreement or instrument evidencing material Indebtedness, nor any other material agreement to which it is a party or by which it is bound.

No Loan Party nor any of its Subsidiaries is required to register as an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  No Loan Party nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Each Loan Party with activities in the United States has complied in all material respects with the Federal Fair Labor Standards Act.  No Loan Party nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  No Loan Party’s nor any of its Subsidiaries’ properties or assets has been used by such Loan Party or such Subsidiary or, to any Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Each Loan Party and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

No Loan Party, any of its Subsidiaries, or to any Loan Party’s knowledge any of its or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person.  No Loan Party, nor any of its Subsidiaries, or to the knowledge of any Loan Party, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.  None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations, including the anti-bribery laws, or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Confidential material omitted and filed separately with the Commission.

Each Loan Party has implemented and maintains in effect policies and procedures to the extent necessary to ensure compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Parent, its Subsidiaries and their respective officers and employees and to the knowledge of Parent, its Subsidiaries and their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

No Loan Party nor any of its Subsidiaries or any of their respective directors, officers or employees, is a Sanctioned Person.  No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

5.7Information Correct and Current.  No written information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of any Loan Party to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such written information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made.  Additionally, any and all financial or business projections provided by the Loan Parties to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to the Loan Parties, and (ii) the most current of such projections provided to the Board of Directors (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular projections will be realized, that actual results may differ).

5.8Tax Matters.  Except as described on Schedule 5.8 to the Disclosure Letter and except those being contested in good faith with adequate reserves under GAAP or IFRS, as applicable, (a) each Loan Party has filed all federal, state and local income and other material tax returns that it is required to file, (b) each Loan Party has duly paid or fully reserved for all material taxes or installments thereof (including any interest or penalties) as and when due, or which have or may become due pursuant to such returns, and (c) each Loan Party has paid or fully reserved for any material tax assessment received by such Loan Party, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9Intellectual Property Claims.  The Loan Parties are the sole owner of, or otherwise have the right to use, the Product IP Rights material to their business and the Product.  Except as described on Schedule 5.9 to the Disclosure Letter, (i) to the Loan Parties’ knowledge, each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Product IP Rights has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to a Loan Party that any material part of the Product IP Rights violates the rights of any Third Party.  To the Loan Parties’ knowledge, Exhibit D to the Disclosure Letter contains a true, correct and complete list as related to the Product of each of the Loan Parties’ Patents, registered Trademarks, registered Copyrights, and material agreements under which a Loan Party licenses Product IP Rights from third parties (other than shrink-wrap or off the shelf software licenses), together with application or registration numbers, as applicable, owned by a Loan Party.  The Loan Parties are not in material breach of, nor have the Loan Parties failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to the Borrower’s knowledge, no Third Party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

Confidential material omitted and filed separately with the Commission.

5.10Intellectual Property.  Except as described on Schedule 5.10 to the Disclosure Letter, to the Loan Parties’ knowledge, the Loan Parties have all material rights with respect to the Product IP Rights necessary or material in the operation or conduct of the Loan Parties’ business as currently conducted and proposed to be conducted by Loan Parties.  Without limiting the generality of the foregoing, and in the case of material Intellectual Property Licenses from Third Parties, except for restrictions that are unenforceable under Section 9 of the UCC or other applicable law, the Loan Parties have the right, to the extent required to operate their business, to freely transfer, license or assign the Product IP Rights necessary or material in the operation or conduct of their business as currently conducted and currently proposed to be conducted by them, without condition, restriction or payment of any kind (other than payments in the ordinary course of business) to any Third Party, and the Loan Parties, to the Loan Parties’ knowledge, own or have the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to their business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of the Product except customary covenants in inbound license agreements and equipment leases where a Loan Party is the licensee or lessee and license agreements permitted under the definition of Permitted Transfers.

5.11Product.  Except as described on Schedule 5.11 to the Disclosure Letter, no material Product IP Rights owned by any Loan Party or the Product has been or is subject to any actual or, to the knowledge of the Loan Parties, threatened in writing litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any material manner Loan Party’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof.  There is no material decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Loan Party to grant licenses or ownership interest in any future Product IP Rights related to the operation or conduct of the business of the Loan Parties or the Product.  No Loan Party has received any written notice or claim, or, to the knowledge of the Loan Parties, oral notice or claim, challenging or questioning their ownership in any Product IP Rights (or written notice of any claim challenging or questioning the ownership in any licensed Product IP Rights of the owner thereof) or suggesting that any Third Party has any claim of legal or beneficial ownership with respect thereto nor, to the Loan Parties’ knowledge, is there a reasonable basis for any such claim in each case to where such notice or claim would reasonably be expected to have a Material Adverse Effect.  To Loan Parties’ knowledge, no Loan Party’s use of its Product IP Rights or the production and sale of the Product infringes the valid Intellectual Property or other rights of others in any material respect.

5.12Financial Accounts.  Exhibit E to the Disclosure Letter, as may be updated by Loan Parties in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which any Loan Party or any Subsidiary maintains Deposit Accounts and (b) all institutions at which any Loan Party or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13Employee Loans.  No Loan Party has outstanding loans to any employee, officer or director of such Loan Party nor has any Loan Party guaranteed the payment of any loan made to an employee, officer or director of such Loan by a Third Party, other than loans under the Loan Funded Share Plan.

Confidential material omitted and filed separately with the Commission.

5.14Capitalization and Subsidiaries.  Parent’s capitalization as of the Closing Date is set forth on Schedule 5.14 of the Disclosure Letter.  The Loan Parties do not own any stock, partnership interest or other securities of any Person, except for Permitted Investments.  Attached as Schedule 1 to the Disclosure Letter, as may be updated by Loan Parties in a written notice provided after the Closing Date, is a true, correct and complete list of each direct and indirect Subsidiary of Parent.

5.15[Reserved.]

5.16Centre of Main Interests and Establishments.  For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), each of Mesoblast UK’s and Mesoblast Intl UK’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

5.17Pensions. (a) none of Mesoblast UK and Mesoblast Intl UK is, nor has it at any time been, an employer (for the purposes of sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pensions Schemes Act 1993); and (b) none of Mesoblast UK and Mesoblast Intl UK is, nor has it at any time been, “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the UK Pensions Act 2004) such an employer.

5.18Trustee.  The Loan Parties are not trustees of any trust or settlement other than as disclosed to Agent prior to the Closing Date.

5.19Related Party Benefit and Financial Assistance.  No Loan Party has contravened nor will it contravene Chapter 2E or 2J.3 of the Australian Corporations Act by entering into any Loan Document to which it is a party or participating in any transaction in connection with any Loan Document to which it is a party.

5.20Australian Tax Arrangements.  No Loan Party is a member of an Australian Consolidated Tax Group and neither it nor any other Subsidiary has entered into an Australian Tax Sharing Agreement or an Australian Tax Funding Agreement.

5.21Australian PPS Law Details.  Except as disclosed in writing by a Loan Party, or on its behalf, each Loan Party’s details set out in any Australian Security Document are true and correct in all respects and reflects the information contained in the source from which information in relation to it must be taken for the purposes of the Australian PPS Law in order to register a financing statement in respect of any security interests granted under an Australian Security Document or any other Loan Document.

5.22Solvency.  Each Loan Party is solvent and is able to pay its debts (including trade debts) as they mature.  No Loan Party is subject to an Insolvency Event.

Section 6.
INSURANCE; INDEMNIFICATION

6.1Coverage.  The Loan Parties shall cause to be carried and maintained commercial general liability insurance against risks customarily insured against in the Loan Parties’ line of business.  Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3.  The Loan Parties must maintain a minimum of $**** (or foreign currency equivalent, if applicable) of commercial general liability insurance for each occurrence.  The Loan Parties have and

Confidential material omitted and filed separately with the Commission.

agree to maintain directors’ and officers’ insurance as agreed with Agent on the Closing Date.  So long as there are any Secured Obligations (other than inchoate indemnity obligations) outstanding, the Loan Parties shall also cause to be carried and maintained insurance upon the Collateral other than therapeutic stock and raw materials, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2Certificates.  On or prior to the funding of the Tranche I Advance, the Loan Parties shall deliver to Agent certificates of insurance that evidence their compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2.  The Loan Parties’ insurance certificate shall state Agent (shown as “NQP SPV II, L.P., as Agent”) is an additional insured for commercial general liability, and a loss payee for all risk property damage insurance, subject to the insurer’s approval, and promptly following any purchase of new or replacement insurance, Borrower shall deliver to Agent certificates of insurance showing Agent as a loss payee for property insurance and additional insured for liability insurance for any such future insurance that Borrower may acquire from an insurer.  Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance.  All certificates of insurance will provide for a minimum of thirty (30) days’ advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient).  Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved.  The Loan Parties shall provide Agent with copies of each insurance policy other than any director’s and officer’s insurance policies of the Loan Parties.  The Loan Parties agree that upon entering or amending any insurance policy required hereunder, Loan Parties shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3Indemnity.  Each Loan Party agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct; notwithstanding anything to the contrary in the foregoing, the foregoing shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.  Each Loan Party agrees to pay, and to save Agent and Lender harmless from, any and all Liabilities with respect to, or resulting from any delay in paying, any and all registration, stamp, excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to the execution, delivery, performance, enforcement or registration of any of the Collateral or the Loan Documents.  In no event shall any Loan Party or any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement.

Confidential material omitted and filed separately with the Commission.

Section 7.
COVENANTS OF BORROWER

Each Loan Party agrees as follows:

7.1Financial Reports.  The Loan Parties shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)within thirty (30) days after the end of each month, unaudited interim and year-to-date financial statements of Parent as of the end of such month (prepared on a consolidated basis), including balance sheet and related statement of income and cash flows, accompanied by a report detailing any material contingencies (including commencement of any material litigation by or against any Loan Party) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Parent’s Chief Executive Officer, Chief Financial Officer chief accounting officer or any other duly authorized officer or director to the effect that they have been prepared in accordance with GAAP or IFRS, as applicable, except (A) for the absence of footnotes, (B) that they are subject to normal year-end adjustments, and (C) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)within sixty (60) days after the end of each fiscal quarter of Parent’s fiscal year, unaudited interim and year-to-date financial statements of Parent as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against any Loan Party) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Parent’s Chief Executive Officer, Chief Financial Officer, chief accounting officer or any other duly authorized officer or director to the effect that they have been prepared in accordance with GAAP or IFRS, as applicable, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(c)within ninety (90) days after the end of each fiscal year of Parent, unqualified, and without any going concern or similar limitations (other than a going concern qualification solely with respect to either having less than twelve (12) months of cash or the impending maturity of debt for the fiscal year ending immediately prior to the maturity date of such debt), audited financial statements of Parent as of the end of such year (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Parent and reasonably acceptable to Agent (it being understood that Deloitte and any other accounting firm of national standing is reasonably acceptable to Agent);

(d)together with each set of financial statements delivered pursuant to Section 7.1(a), (b) or (c), a Compliance Certificate in the form of Exhibit F;

(e)as soon as practicable (and in any event within fourteen (14) days) after the end of each month, a report showing agings of accounts receivable and accounts payable;

(f)promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Parent has made available to holders of any series of its Equity Interests generally and copies of any regular, periodic and special reports or registration statements that Parent files with the SEC or any governmental authority that may be substituted therefor, or any national securities exchange;

Confidential material omitted and filed separately with the Commission.

(g)promptly, and in any event, within thirty (30) days after each meeting of the Board of Directors, copies of all presentation materials that any Loan Party provides to its directors in connection with meetings of the Board of Directors, provided that all in all cases such Loan Party may exclude any information or materials related to executive compensation, executive sessions, debt refinancings, confidential information, any attorney-client privileged information and any information that would raise a conflict of interest with Agent or Lenders;

(h)within the earlier of (a) sixty (60) days after Parent’s fiscal year end and (b) ten (10) days after approval by Parent’s board of directors, financial and business projections as approved by the Board of Directors, as well as budgets, operating plans and other financial information reasonably requested by Agent; and

(i)immediate notice if any Loan Party or any Subsidiary has knowledge that any Loan Party, or any Subsidiary or Affiliate of any Loan Party, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

No Loan Party shall make any change in its (a) accounting policies or reporting practices, other than to the extent required or otherwise contemplated by GAAP or IFRS, as applicable, the SEC, the PCAOB or other applicable regulatory requirements or (b) fiscal years or fiscal quarters.  The fiscal year of Parent shall end on June 30.

The executed Compliance Certificate may be sent via email to Agent at Robert.Hester@nqcapital.com with a copy to Matthew.Bullard@nqcapital.com.  All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to Robert.Hester@nqcapital.com with a copy to Matthew.Bullard@nqcapital.com, provided that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: (919) 516-0580, attention Robert Hester and Matthew Bullard.

Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) and (f) (to the extent any such documents are included in materials otherwise filed with the SEC or ASX) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Parent files such documents with the SEC and such documents are publicly available on the SEC’s or ASX’s filing system or any successor thereto.

Furthermore and notwithstanding the foregoing, if Agent or Lender provides the Borrower written notice that Agent or such Lender no longer wishes to receive any materials or notices required to be delivered pursuant to this Section 7.1 or otherwise under this Agreement, Borrower and the Loan Parties, as applicable, shall cease to deliver such materials or notices within three (3) Business Days’ of receipt of such notice from Agent or Lender.

7.2Management Rights.  The Loan Parties shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of the Loan Parties at reasonable times and upon reasonable advance written notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than twice per fiscal year.  In addition, any such representative shall, upon reasonable advance written notice, have the right to meet with management and officers of the Loan Parties to discuss such books of account and records.  In addition, Agent or Lender shall be entitled to consult with and advise the management and officers of the Loan Parties concerning significant business issues affecting the Product upon reasonable advance written notice; provided, however, that so long as no Event of Default has

Confidential material omitted and filed separately with the Commission.

occurred and is continuing, such consultations shall be limited to no more often than twice per fiscal year.  Such consultations shall not unreasonably interfere with the Loan Parties’ business operations.  The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over the Loan Parties’ management or policies, and the Loan Parties shall have no obligation to act upon or follow any such advice or recommendation.

7.3Further Assurances.  Each Loan Party shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral, subject to the Lien of Senior Agent.  Each Loan Party shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby, for more satisfactorily assuring or securing to Agent the Collateral, ensure a Loan Document is fully effective and enforceable and for aiding the exercise of any power in any Loan Document.  In addition, and for such purposes only, each Loan Party hereby authorizes Agent to execute and deliver on its behalf and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of such Loan Party in accordance with Section 9-504 of the UCC or the Australian PPSA), and during the continuance of an Event of Default, collateral assignments, notices, control agreements, security agreements and other documents without the signature of the Loan Parties either in Agent’s name or in the name of Agent as agent and attorney-in-fact for the Loan Parties.  Each Loan Party shall protect and defend its title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to such Loan Party or Agent other than Permitted Liens.

7.4Indebtedness.  No Loan Party shall create, incur, assume, guarantee nor be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on any Loan Party an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then-applicable payment schedule, (c) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Loan Party, or (ii) if such Subsidiary is not a Loan Party, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Loan Party, or (e) as otherwise permitted hereunder or approved in writing by Agent or subject to the terms of any subordination or intercreditor agreement entered into by Agent.  No Subsidiary of a Loan Party that is not a Loan Party shall incur any material liabilities exceeding its liabilities on the Closing Date.

7.5Collateral.  Each Loan Party shall at all times keep the Collateral and all other property and assets used in the Loan Parties’ business or in which the Loan Parties now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (other than Permitted Liens) and shall give Agent prompt written notice of any legal process affecting the Collateral, such other property and assets, or any Liens thereon, other than as permitted pursuant to this Agreement and the Loan Documents.  No Loan Party shall agree with any Person other than Agent or Lender not to encumber its property, other than Permitted Liens and as otherwise permitted pursuant to this Agreement and the Loan Documents.  No Loan Party shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of the Product IP Rights, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than pursuant to (x) this Agreement and the other Loan Documents, (y) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) or

Confidential material omitted and filed separately with the Commission.

(z) customary restrictions on the assignment of leases, licenses and other agreements.  Each Loan Party shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and each Loan Party shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets.

7.6Investments.  No Loan Party shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7Distributions.  No Loan Party shall, nor shall allow any Subsidiary to, (a) repurchase or redeem any class of shares, stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such shares, stock or Equity Interest; or (b) declare or pay any cash dividend or make a cash distribution on any class of shares, stock or other Equity Interest, except that a Subsidiary may pay dividends or make distributions to any Loan Party; or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a Third Party in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate, or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year.

7.8Transfers.  Except for Permitted Transfers and Permitted Investments that constitute Permitted Transfers, no Loan Party shall, nor shall allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets or sell a controlling ownership interest in or majority equity interest in any Subsidiary organized or acquired after the Closing Date.

7.9Mergers or Acquisitions.  No Loan Party shall merge or consolidate, or permit any of its Subsidiaries to merge, amalgamate or consolidate, with or into any other business organization (other than mergers, amalgamations or consolidations of (a) a Subsidiary which is not a Loan Party into another Subsidiary or into a Loan Party or (b) a Loan Party into another Loan Party (including any entity that becomes a Loan Party pursuant to Section 7.13 substantially concurrently with the occurrence of such merger, amalgamation or consolidation)), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, other than Permitted Investments or Permitted Transfers.

7.10Taxes.  Each Loan Party and its Subsidiaries shall pay when due all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against (i) any Loan Party, any of its Subsidiaries or the Collateral or (ii) upon any Loan Party’s or any of its Subsidiaries’ ownership, possession, use, operation or disposition of the Collateral or upon any Loan Party’s or any of its Subsidiaries’ rents, receipts or earnings arising therefrom.  Each Loan Party shall file on or before the due date therefor all material personal property tax returns in respect of the Collateral.  Notwithstanding the foregoing, any Loan Party may contest, in good faith and by appropriate proceedings, taxes for which such Loan Party maintains adequate reserves therefor in accordance with GAAP or IFRS, as applicable.

Confidential material omitted and filed separately with the Commission.

7.11Corporate Changes; Location of Collateral.  No Loan Party nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent.  No Change in Control shall occur.  No Loan Party nor any Subsidiary shall relocate its chief executive office or its principal place of business unless it has provided thirty (30) days’ prior written notice to Agent.  No Loan Party nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) [Reserved], and (z) relocations of Collateral from a location described on Exhibit C to the Disclosure Letter to another location described on Exhibit C to the Disclosure Letter) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within Australia (with respect to Parent), the United Kingdom (with respect to Mesoblast UK and Mesoblast Intl UK), Switzerland (with respect to Mesoblast SUI) or the continental United States (with respect to Mesoblast USA) and, (iii) if such relocation is to a Third Party bailee, if not prohibited by applicable law, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.  The Loan Parties and their Subsidiaries (other than the Approved Subsidiary) shall not, collectively, hold any Product Assets (other than Excluded Assets or any registrations or filings with respect to Product IP Rights) not subject to a perfected Lien in favor of Agent as required under the Loan Documents in excess of $1,000,000 in the aggregate at any time.  Mesoblast Australia Pty Ltd and Mesoblast Employee Share Trust shall not individually hold any assets or receive any cash in excess of $100,000 in the aggregate at any time.

7.12[Reserved.]

7.13Future Subsidiaries.  Each Loan Party shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within (i) fifteen (15) days of formation of any Subsidiary formed or organized under the laws of the United States or any state, commonwealth or territory thereof and (ii) thirty (30) days of formation of any Subsidiary that is not an Excluded Subsidiary organized outside of the United States or any state, commonwealth or territory thereof or the Approved Subsidiary, shall cause any such Subsidiary (other than an Excluded Subsidiary or the Approved Subsidiary), unless otherwise consented to by Agent (subject to Section 11.3(c)), to execute and deliver to Agent a Joinder Agreement in order that such Subsidiary shall become a Guarantor under this Agreement.

7.14[Reserved.]

7.15Notification of Event of Default.  Parent shall notify Agent promptly, and in any event, within two (2) Business Days of the occurrence of any Event of Default, and any default under any material agreement which would give rise to any right to accelerate the obligations under such material agreement or terminate such material agreement.

7.16Transactions with Affiliates.  No Loan Party shall and shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of such Loan Party or such Subsidiary on terms that are less favorable to such Loan Party or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of such Loan Party or such Subsidiary, other than (i) Permitted Investments, (ii) reasonable and customary fees paid to board members and (iii) board-approved compensation arrangements for officers and other employees.

7.17Use of Proceeds.  Borrower agrees that the proceeds of the Loans shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and/or other general corporate purposes.  The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

Confidential material omitted and filed separately with the Commission.

7.18Compliance with Laws.  Each Loan Party shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respect with all applicable laws, rules or regulations (including the ‘Listing Rules’ of the ASX and any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of such Loan Party’s business.

7.19No Loan Party nor any of its Subsidiaries shall, nor shall any Loan Party or any of its Subsidiaries permit any Affiliate under Parent’s direct or indirect control to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  No Loan Party nor any of its Subsidiaries shall, nor shall any Loan Party or any of its Subsidiaries permit any Affiliate under Parent’s direct or indirect control to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti Terrorism Law.

Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Loan Party’s, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party’s, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

No Loan Party, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of such Loan Party, any agent for such Loan Party or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.20Intellectual Property.  Each Loan Party shall protect, defend and maintain the validity and enforceability of the Product IP Rights; (ii) promptly advise Agent in writing of material infringements of the Product IP Rights; and (iii) not allow any Product IP Rights material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without, subject to Section 11.3(c), Agent’s written consent (for the avoidance of doubt, the lapsing of divisionals in a patent family where there are granted patents in the same jurisdiction as the divisional does not require the Agent’s written consent).  If a Loan Party (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent (other than provisional patent applications) or the registration of any Trademark, in each case related to the Product, then such Loan Party shall immediately provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a perfected security interest in favor of Agent pursuant to the terms of the Loan Documents in such property.  If a Loan Party decides to register any Copyrights or mask works related to the Product in the United States Copyright Office, such Loan Party shall: (x) provide Agent with at least fifteen (15) days’ prior written notice of such Loan Party’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a perfected security

Confidential material omitted and filed separately with the Commission.

interest in favor of Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office.  Loan Parties shall promptly provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works related to the Product, together with evidence of the recording of the intellectual property security agreement required for Agent to perfect and maintain a perfected security interest in such property pursuant to the terms of the Loan Documents.

7.21COMI.  No Subsidiary of any Loan Party whose jurisdiction of incorporation or organization is in a member state of the European Union shall change its “centre of main interests” (as that term is used in Article 3(1) of the Regulation).

7.22Trustee Undertakings.  No Loan Party will become a trustee of any trust or settlement without the prior written consent of Agent.

7.23Related Party Benefit and Financial Assistance.  Each Australian Loan Party will, and will cause each of its Subsidiaries to, comply in all material respects with Chapter 2E and 2J.3 of the Australian Corporations Act and any equivalent legislation in other jurisdictions.

7.24Australian PPS Law.  Each Loan Party with assets located in Australia will promptly take all reasonable steps which are prudent for its business under or in relation to any Australian PPS Law.

7.25Australian PPS Law Information.  Each Loan Party shall notify Agent in writing (a) At least 5 Business Days before any Loan Party changes any of its details as set out in this Agreement or in any other Loan Document including its name or if it becomes a trustee of a trust or a partner in a partnership which is not stated therein; (b) immediately, if any ABN, ARBN or ARSN allocated to it or any other Loan Party, a trust of which it or any other Loan Party is a trustee or any partnership of which it or any other Loan Party is a partner, changes, is cancelled or otherwise ceases to apply to it or any other Loan Party (or if it or any relevant Loan Party does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply, to it or another Loan Party), and (c) promptly, after delivery or receipt, any notices or correspondence of any kind in relation to an Australian Security Document or the secured property (provided for therein) to or from the “Registrar” as that term is defined in the PPSA or from another secured party in respect of such secured property.

7.26People with Significant Control Regime.  Each Loan Party shall (and the Parent shall ensure that each of its Subsidiaries will): (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any UK PSC Loan Party; and (b) promptly provide Agent with a copy of that notice.

7.27Diligence Obligations.  The Loan Parties shall use commercially reasonable efforts to develop, seek and obtain other regulatory approvals of, manufacture and commercialize the Product in the United States and its territories and, following the Tranche 2 Advance, the United States and its territories and Europe.

Confidential material omitted and filed separately with the Commission.

Section 8.
[RESERVED]

Section 9.
EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an “Event of Default”:

9.1Payments.  Any Loan Party fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lender or any Loan Party’s bank if such Loan Party had the funds to make the payment when due and makes the payment within three (3) Business Days following such Loan Party’s knowledge of such failure to pay; or

9.2Covenants.  Any Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 2.6 (solely with respect to prepayments relating to the ****), 4.4, 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.11, 7.15, 7.17, 7.18, 7.20, 7.21 or 7.22) or any other Loan Document, such default continues for more than fifteen (15) days after the earlier of the date on which (i) Agent or Lender has given notice of such default to the Loan Parties and (ii) any Loan Party has actual knowledge of such default or (b) with respect to a default under any of Sections 2.6 (solely with respect to prepayments relating to the ****), 4.4, 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.11, 7.15, 7.17, 7.18, 7.20, 7.21 or 7.22, the occurrence of such default; or

9.3[Reserved.];

9.4Representations.  Any representation or warranty made by any Loan Party in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or

9.5Insolvency.  An Insolvency Event occurs with respect to any Loan Party; or

9.6Attachments; Judgments.  Any material portion of the assets of the Loan Parties, taken as a whole, is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least ****, and such judgment remains unsatisfied unvacated, or unstayed for a period of twenty (20) days after the entry thereof, or any Loan Party is enjoined or in any way prevented by court order from conducting any part of its business; or

9.7Other Obligations.  The occurrence of any default (after giving effect to any grace or cure period) under any agreement or obligation of any Loan Party involving any Indebtedness in excess of ****, which has resulted in a right by the holder of such Indebtedness, whether or not exercised, to accelerate the maturity of such Indebtedness; or

9.8Expropriation.  The authority or ability of the Loan Parties to conduct their business as a whole is limited or wholly or substantially curtailed by any seizure, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other Person in relation to the Loan Parties or any of their respective assets; or

Confidential material omitted and filed separately with the Commission.

9.9Pensions.  The UK Pensions Regulator issues a Financial Support Direction or a Contribution Notice is issued to Mesoblast UK, Mesoblast Intl UK or any Subsidiary which is a company organized under the laws of England and Wales, unless the aggregate liability of Mesoblast UK, Mesoblast Intl UK and such Subsidiaries under all Financial Support Directions and Contributions Notices is less than Five Hundred Thousand Dollars ($500,000); or

9.10De-Listing on the ASX.  Parent ceases to have its ordinary shares listed for trading on the ASX or trading in ordinary shares in Parent on the ASX is suspended for longer than ten (10) consecutive trading days unless the suspension is due to a pending market announcement relating to the imminent announcement of a major acquisition or merger transaction involving the group or a voluntary trading halt (where such voluntary trading halt does not relate to adverse circumstances of a member of the group).

Section 10.
REMEDIES

10.1General.  Upon and during the continuance of any one or more Events of Default, (i) Agent may, at its option, accelerate and demand payment of all or any part of the Secured Obligations (by payment of the Prepayment Amount) and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in any Loan Party’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, each Loan Party hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of any Loan Party’s account debtors to make payment directly to Agent, compromise the amount of any such account on such Loan Party’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account.  Agent may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.  The Agent shall be entitled to exercise any and all rights and remedies set forth in the Loan Documents.  All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2Collection; Foreclosure.  Upon the occurrence and during the continuance of any Event of Default, Agent may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral in accordance with applicable law, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect.  Any such sale may be made either at a public or private sale at its place of business or elsewhere.  Each Loan Party agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to such Loan Party.  Agent may require any Loan Party to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and such Loan Party.  The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Confidential material omitted and filed separately with the Commission.

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the default interest rate), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to the Loan Parties or their representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3No Waiver.  Agent shall be under no obligation to marshal any of the Collateral for the benefit of the Loan Parties or any other Person, and each Loan Party expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4Cumulative Remedies.  The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative.  The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

Section 11.
MISCELLANEOUS

11.1Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2Notice.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)If to Agent:

NQP SPV II, L.P.
Attention: Matthew Bullard; Robert Hester
4208 Six Forks Road, Suite 920
Raleigh, NC 27609
email: Matthew.Bullard@nqcapital.com; Robert.Hester@nqcapital.com
Telephone: 919-459-8620

with a copy (which shall not constitute notice) to:

Confidential material omitted and filed separately with the Commission.

LATHAM & WATKINS LLP
Attention: Haim Zaltzman
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
email: haim.zaltzman@lw.com
Telephone: 415-395 8870

and

WYRICK ROBBINS YATES & PONTON LLP
Attention: Daniel S. Porper; Robert E. Futrell Jr.
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
email: dporper@wyrick.com; rfutrell@wyrick.com
Telephone: 919-781 4000

(b)If to Lender:

NOVAQUEST PHARMA OPPORTUNITIES FUND V, L.P.

NOVAQUEST PHARMA OPPORTUNITIES FUND V (DELAWARE), L.P.
Attention: Matthew Bullard; Robert Hester
4208 Six Forks Road, Suite 920
Raleigh, NC 27609
email: Matthew.Bullard@nqcapital.com; Robert.Hester@nqcapital.com
Telephone: 919-459-8620

with a copy (which shall not constitute notice) to:

LATHAM & WATKINS LLP
Attention: Haim Zaltzman
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
email: haim.zaltzman@lw.com
Telephone: 415-395 8870

and

WYRICK ROBBINS YATES & PONTON LLP
Attention: Daniel S. Porper; Robert E. Futrell Jr.
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
email: dporper@wyrick.com; rfutrell@wyrick.com
Telephone: 919-781 4000

Confidential material omitted and filed separately with the Commission.

(c)If to any Loan Party:

c/o Mesoblast Ltd
Attention: Peter T. Howard, Corporate Executive and General Counsel
Level 38, 55 Collins Street
Melbourne VIC 3000, Australia
email: Peter.Howard@mesoblast.com
Telephone: +61 3 8662 1710

with a copy (which shall not constitute notice) to:

COOLEY LLP
Attention: Patrick J. Flanagan
1114 Avenue of the Americas
New York, NY 10036-7798
email: pflanagan@cooley.com
Telephone: + 212 479 6640

or to such other address as each party may designate for itself by like notice.

11.3Entire Agreement; Amendments.

(a)This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s summary of terms dated June 8, 2018).

(b)Subject to Section 11.3(c), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b).  The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Loan Parties of any of their rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the Loan Parties, the Lender, the Agent and all future holders of the Loans.

Confidential material omitted and filed separately with the Commission.

(c)Notwithstanding anything to the contrary herein, if the Senior Agent shall consent under the definition of “Permitted Transfers”, Section 3.4 or Section 7 of the Designated Senior Credit Agreement, the Agent and Required Lenders shall be deemed to have consented to the corresponding provision under this Agreement; provided that this provision shall not be applicable to any consent that directly involves a sale, transfer, License, or encumbrance of the Product or Product IP Rights not otherwise permitted hereunder.

11.4No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5No Waiver.  The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers.  No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Loan Parties at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.

11.6Survival.  All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement.  Sections 6.3 and 11.14 shall survive the termination of this Agreement.

11.7Successors and Assigns.  The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Loan Party and its permitted assigns (if any).  No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect.  Agent and Lender may assign, transfer or endorse its rights hereunder and under the other Loan Documents, without prior notice to the Loan Parties, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns; provided that, as long as no Event of Default has occurred and is continuing: (i) neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of any Loan Party (as reasonably determined by Agent), it being acknowledged that in all cases, an Affiliate of any Lender or Agent shall not be considered a direct competitor for this purpose and (ii) Agent or such Lender shall give Parent notice of such assignment or transfer.  Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices a copy of each sale or assignment of the Lender pursuant to this Section 11.7 and Section 11.13 delivered to it and a register for the recordation of the names and addresses of the Lenders and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Agent and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  The parties agree that the foregoing is intended to ensure that the Loans are in “registered form” within the meaning of Section 5f.103-1(c) of the Treasury Regulations promulgated under the Code and shall be interpreted consistently therewith.

Confidential material omitted and filed separately with the Commission.

11.8Governing Law.  This Agreement and the other Loan Documents (other than the Australian Security Documents, the English Security Documents, the Swiss Security Documents and such other Loan Documents as expressly state to the contrary) shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9Consent to Jurisdiction and Venue.  All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of New York, borough of Manhattan.  By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in New York County, State of New York; (b) waives any objection as to jurisdiction or venue in New York County, State of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents.  Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10Mutual Waiver of Jury Trial.  Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH OF THE LOAN PARTIES, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE LOAN PARTIES AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST ANY LOAN PARTY.  This waiver extends to all such Claims, including Claims that involve Persons other than Agent, the Loan Parties and Lender; Claims that arise out of or are in any way connected to the relationship among the Loan Parties, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement or any other Loan Document.

11.11Professional Fees.  Each Loan Party promises to pay Agent’s and Lender’s reasonable and documented out-of-pocket fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, Australian PPSR or UCC searches, filing costs, and other miscellaneous expenses, in the aggregate amount of up to $****, to be paid on the Tranche 1 Advance Date, for such costs incurred on or prior to the Tranche 1 Advance Date.  In addition, each Loan Party promises to pay any and all reasonable and documented out-of-pocket attorneys’ and other professionals’ fees and expenses incurred by Agent and Lender after the Tranche 1 Advance Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Loan Parties or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to the Loan Parties, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of any Loan Party’s estate, and any appeal or review thereof.

Confidential material omitted and filed separately with the Commission.

11.12Confidentiality.  Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by the Loan Parties are confidential and proprietary information of the Loan Parties, if and to the extent such information either (x) is marked as confidential by the Loan Parties at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”).  Accordingly, Agent and Lender agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Loan Parties, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or Lender in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of the Loan Parties; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties or any of their respective Affiliates.  If Agent or Lender becomes legally compelled to disclose any Confidential Information, other than pursuant to a confidentiality agreement, Agent or Lender, as the case may be, will provide the Loan Parties prompt written notice, if legally permissible, and will use their commercially reasonable efforts to assist the Loan Parties in seeking a protective order or another appropriate remedy.  If Agent or Lender waives the Loan Parties’ compliance with this Agreement or fails to obtain a protective order or other appropriate remedy, the Loan Parties will furnish only that portion of the Confidential Information that is legally required to be disclosed; provided that any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally compelled disclosure.  Agent’s and Lender’s obligations under this Section 11.12 shall supersede all of their respective obligations under any non-disclosure agreement with Parent or any other Loan Party.  Notwithstanding the foregoing, no party shall disclose information of the kind mentioned in section 275(1) of the Australian PPSA, except in the circumstances required by sections 275(7)(b) to (e) of the Australian PPSA.  Each Loan Party must notify Agent before authorizing the disclosure of information under section 275(7)(c) of the Australian PPSA or requesting information under section 275(7)(d) of the Australian PPSA.  Nothing in this paragraph prevents any disclosure by any party that it believes is necessary to comply with its other obligations under the Australian PPSA.

11.13Assignment of Rights.  Each Loan Party acknowledges and understands that Agent or Lender may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”).  After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given.  No such assignment by Agent or Lender shall relieve any Loan Party of any of its obligations hereunder.  Lender agrees that in the event of any transfer by it of the Note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

Confidential material omitted and filed separately with the Commission.

11.14Revival of Secured Obligations.  This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Loan Party for liquidation or reorganization, if any Loan Party becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of any Loan Party’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender.  The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.

11.15Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16No Third Party Beneficiaries.  No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and the Loan Parties unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lender and the Loan Parties.

11.17Agency.

(a)Lender hereby irrevocably appoints NQP SPV II, L.P. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c)Agent in Its Individual Capacity.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

Confidential material omitted and filed separately with the Commission.

(d)Exculpatory Provisions.  The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent shall not:

(i)be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their respective Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

(e)The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f)The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(g)Reliance by Agent.  Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents.  Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith.  Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.  Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

Confidential material omitted and filed separately with the Commission.

11.18Publicity.  None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided, however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.

11.19Service of Process.  On or prior to the funding of the Tranche I Advance, Parent, Mesoblast UK, Mesoblast Intl UK, Mesoblast SUI and each other Loan Party that is organized outside of the United States shall appoint C T Corporation System, located at 111 Eighth Avenue, New York, NY 10011, or other agent reasonably acceptable to Agent, as its agent for the purpose of receiving and forwarding service of any process in the United States.

11.20Multiple Loan Parties.

(a)Loan Party’s Agent.  Each Loan Party hereby irrevocably appoints Mesoblast USA as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan and receiving account statements and other notices and communications to Loan Party (or any of them) from the Agent or any Lender.  The Agent may rely, and shall be fully protected in relying, on any request for the Term Loan, disbursement instruction, report, information or any other notice or communication made or given by Parent, whether in its own name or on behalf of one or more of the other Loan Parties, and the Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Loan Party as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Loan Parties’ obligations hereunder or any other Loan Document be affected thereby.

(b)Waivers.  Each Loan Party hereby waives: (i) any right to require the Agent to institute suit against, or to exhaust its rights and remedies against, any other Loan Party or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with the Agent or any Indebtedness of the Agent or any Lender to any other Loan Party, or to exercise any other right or power, or pursue any other remedy the Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Loan Party or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Loan Party or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of the Agent or others which directly or indirectly results in the discharge or release of any other Loan Party or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of the Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Loan Party or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, administration, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Loan Party or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding.

Confidential material omitted and filed separately with the Commission.

Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Loan Party hereunder except the full performance and payment of all of the Secured Obligations.  If any claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by the Agent with any such claimant (including without limitation the any other Loan Party), then and in any such event, each Loan Party agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Loan Party, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Loan Party shall be and remain liable to the Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by the Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement.  Each Loan Party hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Loan Party, and all rights of recourse to any assets or property of any other Loan Party, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which any Loan Party may have under any present or future document or agreement with any other Loan Party or other person, and including (but not limited to) any of the foregoing rights which any Loan Party may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c)Consents.  Each Loan Party hereby consents and agrees that, without notice to or by any Loan Party and without affecting or impairing in any way the obligations or liability of any Loan Party hereunder, the Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Obligations; (ii) grant any other indulgence to any Loan Party or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which the Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Loan Parties or any endorsers of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of any Loan Party; (v) apply any sums received from any other Loan Party, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as the Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable.  Each Loan Party consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Loan Party, or against or in payment of any or all of the Secured Obligations.  Each Loan Party further consents and agrees that the Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations.  Without limiting the generality of the foregoing, the Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.

Confidential material omitted and filed separately with the Commission.

(d)Independent Liability.  Each Loan Party hereby agrees that one or more successive or concurrent actions may be brought hereon against such Loan Party, in the same action in which any other Loan Party may be sued or in separate actions, as often as deemed advisable by Agent.  Each Loan Party is fully aware of the financial condition of each other Loan Party and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Loan Party is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto.  Each Loan Party represents and warrants that it is in a position to obtain, and each Loan Party hereby assumes full responsibility for obtaining, any additional information concerning any other Loan Party’s financial condition and any other matter pertinent hereto as such Loan Party may desire, and such Loan Party is not relying upon or expecting the Agent to furnish to it any information now or hereafter in the Agent’s possession concerning the same or any other matter.

(e)Subordination.  All Indebtedness of a Loan Party or any Subsidiary of a Loan Party now or hereafter arising held by another Loan Party or Subsidiary of a Loan Party is subordinated to the Secured Obligations and the Loan Party holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination and to dispose of any such Indebtedness if the Agent is enforcing over shares in the capital of a Loan Party or any Subsidiary or holding company of a Loan Party, or if the Indebtedness is held by a Subsidiary of a Loan Party, such Loan Party shall take all actions reasonably requested by Agent to cause the Subsidiary to effect, to enforce and to give notice of such subordination and to permit the Agent to dispose of any such Indebtedness if the Agent is enforcing over shares in the capital of a Loan Party or any Subsidiary or holding company of a Loan Party.

11.21Swiss Limitation.  Notwithstanding anything to the contrary in this Agreement and the other Loan Documents, the obligations of Mesoblast SUI or any other Loan Party incorporated in Switzerland (collectively, the “Swiss Guarantor”) and the rights of Agent and Lender under this Agreement and the other Loan Documents are subject to the following limitations:

(a)If and to the extent a guarantee or security interest granted or any other obligations assumed by a Swiss Guarantor under this Agreement (including the guaranty provided under Section 12) and the other Loan Documents guarantees or secures obligations of its (direct or indirect) parent company (upstream security) or its sister companies (cross-stream security) (the “Upstream or Cross-Stream Secured Obligations”) and if and to the extent using the proceeds from the enforcement of such guarantee, security interest or other obligation to discharge the Upstream or Cross-Stream Secured Obligations would constitute a repayment of capital (Einlagerückgewähr/Kapitalrückzahlung), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) under Swiss corporate law, the proceeds from the enforcement of such guarantee, security interest or other obligation to be used to discharge the Upstream or Cross-Stream Secured Obligations shall be limited to the maximum amount of that Swiss Guarantor’s freely disposable shareholder or quotaholder equity at the time of enforcement (the “Maximum Amount”); provided that such limitation is required under the applicable law at that time; provided, further, that such limitation shall not free the Swiss Guarantor from its obligations in excess of the Maximum Amount, but merely postpone the performance date of those obligations until such time or times as performance is again permitted under then applicable law.  This Maximum Amount of freely disposable shareholder or quotaholder equity shall be determined in accordance with Swiss law and applicable Swiss accounting principles, and, if and to the extent required by applicable Swiss law, shall be confirmed by the auditors of the Swiss Guarantor on the basis of an interim audited balance sheet as of that time.

Confidential material omitted and filed separately with the Commission.

(b)In respect of Upstream or Cross-Stream Secured Obligations, the Swiss Guarantor shall, as concerns the proceeds resulting from the enforcement of the guarantee or security interest granted or other obligations assumed under this Agreement and the other Loan Documents, if and to the extent required by applicable law in force at the relevant time:

(i)procure that such enforcement proceeds can be used to discharge Upstream or Cross-Stream Secured Obligations without deduction of Swiss Withholding Tax by discharging the liability to such tax by notification pursuant to applicable law rather than payment of the tax;

(ii)if the notification procedure pursuant to sub-paragraph (i) above does not apply and subject to paragraph (c) below, deduct the Swiss Withholding Tax at such rate (currently thirty-five percent (35%) at the date of this Agreement) as is in force from time to time from any such enforcement proceeds used to discharge Upstream or Cross-Stream Secured Obligations, and pay, without delay, any such taxes deducted to the Swiss Federal Tax Administration;

(iii)notify the Agent that such notification or, as the case may be, deduction has been made, and provide the Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration; and

(iv)in the case of a deduction of Swiss Withholding Tax, use its best efforts to ensure that any person, which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such enforcement proceeds, will, as soon as possible after such deduction,

1.request a refund of the Swiss Withholding Tax under applicable law (including tax treaties), and

2.pay to the Agent upon receipt any amount so refunded.

(c)If the Swiss Guarantor is required to deduct Swiss Withholding Tax pursuant to paragraph (b)(ii) above at the time the Agent is enforcing security interests granted by the Swiss Guarantor, the Agent shall deduct from the proceeds received from the enforcement of such security interests the Swiss Withholding Tax at such rate (35% at the date of this Agreement) as is in force from time to time and shall pay without delay, any such taxes deducted to, in its sole discretion, (i) either the Swiss Federal Tax Administration or (ii) the Swiss Guarantor (in order for the Swiss Guarantor to pay the taxes to the Swiss Federal Tax Administration itself).

(d)The Swiss Guarantor shall promptly take and promptly cause to be taken any action, including the following:

(i)the passing of any shareholders’ or quotaholders’ resolutions, as may be the case, to approve the use of the enforcement proceeds, which may be required as a matter of Swiss mandatory law in force at the time of the enforcement of the security interest in order to allow a prompt use of the enforcement proceeds;

(ii)preparation of up-to-date audited balance sheet of the Swiss Guarantor;

(iii)confirmation of the auditors of the Swiss Guarantor that the relevant amount represents the Maximum Amount;

Confidential material omitted and filed separately with the Commission.

(iv)conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(v)to the extent permitted by applicable law, Swiss accounting standards, write-up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig); and

(vi)all such other measures necessary to allow the Swiss Guarantor to use enforcement proceeds as agreed hereunder with a minimum of limitations.

11.22Australian PPSA Exclusions.  Where any Secured Party has a security interest (as defined in the Australian PPSA) under any Loan Document, to the extent the law permits:

(a)for the purposes of sections 115(1) and 115(7) of the Australian PPSA:

(i)each Secured Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) and 132(4); and

(ii)sections 142 and 143 are excluded;

(b)for the purposes of section 115(7) of the Australian PPSA, each Secured Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(c)each party waives its right to receive from any Secured Party any notice required under the Australian PPSA (including a notice of a verification statement); and

(d)if the Australian PPSA is amended to permit the parties to agree not to comply with or to exclude other provisions of the Australian PPSA, Agent may request the Loan Parties’ consent (not to be unreasonably withheld or delayed) that any of these provisions is excluded, or that the Secured Parties need not comply with any of these provisions.

If a Secured Party with the benefit of a security interest exercises a right, power or remedy in connection with this document, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless that Secured Party states otherwise at the time of exercise.  However, this paragraph does not apply to a right, power or remedy which can only be exercised under the Australian PPSA.

11.23Australian Code of Banking Practice.  The parties acknowledge and agree that the Code of Banking Practice published by the Australian Bankers’ Association (as amended, revised or amended and restated from time to time) does not apply to the Loan Documents or any transaction under them.

11.24Intercreditor Agreement.  This Agreement is subject in all respects to the Intercreditor Agreement.  In the case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any of the terms and provisions of the Intercreditor Agreement, on the other hand, then the terms and provisions of the Intercreditor Agreement shall control.

Confidential material omitted and filed separately with the Commission.

Section 12.
GUARANTY.

12.1Guaranty.  Each Loan Party hereby agrees that such Loan Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Agent and the Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Secured Obligations owed or hereafter owing to the Agent and the Lenders by each other Loan Party.  Each Loan Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by:

(a)the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Loan Party is or may become a party;

(b)the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by the Agent and the Lenders with respect to any of the provisions thereof;

(c)the existence, value or condition of, or failure to perfect its Lien against, any security for the Secured Obligations or any action, or the absence of any action, by the Agent and the Lenders in respect thereof (including the release of any such security);

(d)the insolvency of any Loan Party; or

(e)any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Loan Party that its obligations under this Section 12 shall not be discharged until the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations).  Each Loan Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Secured Obligations guaranteed hereunder.

12.2Waivers by the Loan Parties.  Each Loan Party expressly waives all rights it may have now or in the future under any statute, or at common law, or pursuant to any other laws or in equity, or otherwise, to compel the Agent or the Lenders to marshal assets or to proceed in respect of the Secured Obligations guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Secured Obligations before proceeding against, or as a condition to proceeding against, such Loan Party.  It is agreed among each Loan Party, the Agent and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, the Agent and the Lenders would decline to enter into this Agreement.

12.3Benefit of Guaranty.  Each Loan Party agrees that the provisions of this Section 12 are for the benefit of the Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between Borrower, on the one hand, and the Agent and the Lenders, on the other hand, the obligations of such other Loan Party under the Loan Documents.

Confidential material omitted and filed separately with the Commission.

12.4Subordination of Subrogation, Etc.  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Loan Party hereby expressly and irrevocably subordinates to the prior payment in full, in cash, of the Secured Obligations (other than contingent indemnity obligations for which no claim is outstanding) any and all rights pursuant to any laws or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations).  Each Loan Party acknowledges and agrees that this subordination is intended to benefit the Agent and the Lenders and shall not limit or otherwise affect such Loan Party’s liability hereunder or the enforceability of this Section 12, and that the Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5Election of Remedies.  If the Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving the Agent or such Lender a Lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, the Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12.  If, in the exercise of any of its rights and remedies, the Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Loan Party hereby consents to such action by the Agent or such Lender and waives any claim based upon such action, even if such action by the Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Loan Party might otherwise have had but for such action by the Agent or such Lender.  Any election of remedies which results in the denial or impairment of the right of the Agent or any Lender to seek a deficiency judgment against any Loan Party shall not impair any other Loan Party’s obligation to pay the full amount of the Secured Obligations.  In the event the Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, the Agent (either directly or through one or more acquisition vehicles) or such Lender may offset the Secured Obligations against the purchase price of such bid in lieu of accepting cash or other non-cash consideration in connection with such sale or other disposition.  The amount of the successful bid at any such sale, whether the Agent, any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair and reasonably equivalent value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

12.6Limitation.  Notwithstanding any provision herein contained to the contrary, the liability of each Loan Party (other than the Borrower) under this Section 12 (which liability is in any event in addition to amounts for which such Loan Party is primarily liable under Section 2) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)the net amount of all Loans (plus all other Secured Obligations owing in connection therewith) advanced to any other Loan Party under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party; and

Confidential material omitted and filed separately with the Commission.

(b)the amount which could be claimed by the Agent and the Lenders from such Loan Party under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code, as amended, or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Loan Party’s right of contribution and indemnification from each other Loan Party under Section 12.7.

The provisions of this Section 12.6 shall be implemented automatically without the need for any amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document.

12.7UK Limitation.  The guaranty contained in this Section 12 does not apply to any liability to the extent that it would result in this guaranty constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.

12.8Contribution with Respect to Guaranty Obligations.

(a)To the extent that any Loan Party shall make a payment under this Section 12 of all or any of the Secured Obligations (other than Loans made to that Loan Party for which it is primarily liable) (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Party, exceeds the amount which such Loan Party would otherwise have paid if each Loan Party had paid the aggregate Secured Obligations satisfied by such Guarantor Payment in the same proportion that such Loan Party’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Parties as determined immediately prior to the making of such Guarantor Payment, then, following the occurrence of the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), such Loan Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)As of any date of determination, the “Allocable Amount” of any Loan Parties shall be equal to the maximum amount of the claim which could then be recovered from such Loan Parties under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code, as amended or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)This Section 12.7 is intended only to define the relative rights of Loan Parties and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Loan Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1.  Nothing contained in this Section 12.7 shall limit the liability of any Loan Party to pay the Loans made directly or indirectly to that Loan Party and accrued interest, fees, expenses and all other Secured Obligations with respect thereto for which such Loan Party shall be primarily liable.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Party to which such contribution and indemnification is owing.

Confidential material omitted and filed separately with the Commission.

(e)The rights of the indemnifying Loan Parties against other Loan Parties under this Section 12.7 shall be exercisable upon and after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations).

12.9Liability Cumulative.  The liability of Loan Parties under this Section 12 is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any Secured Obligations or obligation of any other Loan Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

12.10Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(SIGNATURES TO FOLLOW)

Confidential material omitted and filed separately with the Commission.

IN WITNESS WHEREOF, Loan Parties, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

MESOBLAST, INC.

By:
Name:	Silviu Itescu
Title:	Director

GUARANTORS:

MESOBLAST UK LIMITED

By:
Name:
Title:

MESOBLAST INTERNATIONAL (UK) LIMITED

By:
Name:
Title:

MESOBLAST INTERNATIONAL SÀRL

Place and Date

By:
Name:
Title:

Confidential material omitted and filed separately with the Commission.

GUARANTOR:

Executed by Mesoblast Limited in
accordance with Section 127 of the
Corporations Act 2001 (Cth)

Signature of director	Signature of director/company secretary (Please delete as applicable)
Name of director (print)	Name of director/company secretary (print)

Confidential material omitted and filed separately with the Commission.

AGENT:

NQP SPV II, L.P.

By:	NQ POF V GP, Ltd., its general partner

By:
Print Name:	John L. Bradley, Jr.
Title:	Director

LENDERS:

NOVAQUEST PHARMA OPPORTUNITIES FUND V, L.P.

By:	NQ POF V GP, L.P., its general partner

By:	NQ POF V GP, Ltd., its general partner

By:
Print Name:	John L. Bradley, Jr.
Title:	Director

NOVAQUEST PHARMA OPPORTUNITIES FUND V (DELAWARE), L.P.

By:	NQ POF V GP, LLC, its general partner

By:	NQ POF V GP, L.P., its sole member

By:	NQ POF V GP, Ltd., its general partner

By:
Print Name:	John L. Bradley, Jr.
Title:	Director

Confidential material omitted and filed separately with the Commission.

TABLE OF EXHIBITS AND SCHEDULES

Exhibit A:	Advance Request; Attachment to Advance Request
Exhibit B:	Term Note
Exhibit F:	Compliance Certificate
Exhibit G:	Joinder Agreement
Exhibit H-1:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-4:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I:	**** (for illustrative purposes)
Schedule 1.1	Commitments

Confidential material omitted and filed separately with the Commission.

EXHIBIT A

ADVANCE REQUEST

To: Agent:	Date:	[Insert Date of Request]

NQP SPV II, L.P.
Attention: Matthew Bullard; Robert Hester
4208 Six Forks Road, Suite 920
Raleigh, NC 27609
email: Matthew.Bullard@nqcapital.com; Robert.Hester@nqcapital.com
Telephone: 919-459-8620

Mesoblast, Inc. (“Company”) hereby requests from NovaQuest Pharma Opportunities Fund V, L.P. and NovaQuest Pharma Opportunities Fund V (Delaware), L.P (collectively, “Lender”) an Advance in the amount of [Insert Requested Advance Amount] Dollars ($[ ● ].00) (the “Advance Amount”) on [Insert Date of Advance] (the “Advance Date”) pursuant to the Loan and Security Agreement among Company, each Guarantor, Agent and Lender (the “Agreement”).  Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Company

Or

(b)	Wire Funds to Company’s account

Bank:	[ ● ]
Address:	[ ● ]
ABA Number:	[ ● ]
Account Number:	[ ● ]
Account Name:	[ ● ]
Contact Person:	[ ● ]
Phone Number	[ ● ]
To Verify Wire Info:	[ ● ]
Email address:	[ ● ]

Company represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including, but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that each Loan Party is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents.  Company understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Advance.

Confidential material omitted and filed separately with the Commission.

Company hereby represents that each Loan Party’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Company agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Company:

MESOBLAST, INC.

Print Name:

Title:

Confidential material omitted and filed separately with the Commission.

ATTACHMENT TO ADVANCE REQUEST

Borrower hereby represents and warrants to Agent that each Loan Party’s current name and organizational status is as follows:

Name:	[ ● ]
Type of organization:	[ ● ]
State of organization:	[ ● ]
Organization file number:	[ ● ]

[Please insert duplicate blocks for each Loan Party.]

Company hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of each Loan Party’s current locations are as follows:

Addresses with books and records:

Complete street and mailing address, including county	Name of Loan Party

Addresses where a Loan Party owns, leases, or occupies real property or maintains equipment, inventory, or other property at such address:

Complete street and mailing address, including county	Name of Loan Party

Confidential material omitted and filed separately with the Commission.

EXHIBIT B

SECURED TERM PROMISSORY NOTE

$[___________]	Advance Date: ___ __, 20[ ]

Maturity Date: _____ ___, 20[ ]

FOR VALUE RECEIVED, Mesoblast, Inc., a Delaware corporation (the “Borrower”) hereby promises to pay to [NovaQuest Pharma Opportunities Fund V, L.P.][NovaQuest Pharma Opportunities Fund V (Delaware), L.P] and its registered assigns (the “Lender”) at 4208 Six Forks Road, Suite 920, Raleigh, NC 27609 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States, the principal amount of [____________] Dollars ($[__________]) or such other principal amount as Lender has advanced to the Borrower, together with interest at a rate as set forth in Section 2.2(d) of the Loan Agreement based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of June 29, 2018, by and among the Borrower, the Guarantors, NQP SPV II, L.P. (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  All payments shall be made in accordance with the Loan Agreement.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.  An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.  The Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.  This Promissory Note has been negotiated and delivered to Lender and is payable in the State of New York.  This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of New York, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER:

[SIG BLOCK TO BE INSERTED]

Confidential material omitted and filed separately with the Commission.

EXHIBIT F

COMPLIANCE CERTIFICATE

NQP SPV II, L.P. (as “Agent”)
Attention: Matthew Bullard; Robert Hester
4208 Six Forks Road, Suite 920
Raleigh, NC 27609
email: Matthew.Bullard@nqcapital.com; Robert.Hester@nqcapital.com
Telephone: 919-459-8620

Reference is made to that certain Loan and Security Agreement dated as of June 29, 2018 (the “Loan Agreement”) by and among NQP SPV II, L.P., as agent for the Lender (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Mesoblast, Inc., a Delaware corporation (the “Company”) as Borrower and each Guarantor party thereto and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time.  All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, except as set forth below, (i) each Loan Party is in compliance for the period ending ___________ of all covenants, conditions and terms and (ii) hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.  The undersigned further certifies the attached financial statements are prepared in accordance with GAAP or IFRS, as applicable (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

Exceptions: [ ● ]

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Unaudited Interim and Year-to-Date Financial Statements	Monthly within 30 days
Unaudited Interim and Year-to-Date Financial Statements	Quarterly within 60 days
Audited Financial Statements	FYE within 90 days

Have the Loan Parties amended or entered into any new insurance policies?  YES/NO

Very Truly Yours,

[SIG BLOCK TO BE ADDED]

Confidential material omitted and filed separately with the Commission.

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [ ], 20[ ], and is entered into by and between__________________, a ___________ corporation (“Subsidiary”), and NQP SPV II, L.P. (as “Agent”).

RECITALS

A.Subsidiary’s Affiliate, Mesoblast, Inc., a Delaware corporation (“Company”) has entered/desires to enter into that certain Loan and Security Agreement dated as of June 29, 2018, with Company, each Guarantor (as defined in the Loan Agreement), the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and the Agent, as such agreement may be amended, restated or modified (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith, including but not limited to the IP Security Agreement (as defined in the Loan Agreement);

B.Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.The recitals set forth above are incorporated into and made part of this Joinder Agreement.  Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Guarantor (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, including, without limitation providing a continuing guaranty pursuant to Section 12 of the Loan Agreement; provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [ ● ], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements.  To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity.  By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

Confidential material omitted and filed separately with the Commission.

3.Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

5.As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral and the Intellectual Property Collateral (as defined in the IP Security Agreement).

SUBSIDIARY:

By:
Name:
Title:
Address:

Telephone:
email:

AGENT:

NQP SPV II, L.P.

By: NQ POF V GP, Ltd., its general partner

By:
Name:
Title:

Address:

4208 Six Forks Road, Suite 920
Raleigh, NC 27609
email: Matthew.Bullard@nqcapital.com; Robert.Hester@nqcapital.com
Telephone: 919-459-8620

Confidential material omitted and filed separately with the Commission.

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Loan and Security Agreement dated June 29, 2018 (the “Loan Agreement”) by and by and between Mesoblast Limited ACN 109 431 870, an Australian listed public company, Mesoblast UK Limited, a company incorporated in England and Wales with registered number 07596260 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom, Mesoblast, Inc., a Delaware corporation, Mesoblast International (UK) Limited, a company incorporated in England and Wales with registered number 09630007 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom, Mesoblast International Sàrl, a company organized under the laws of Switzerland, and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan Agreement, NQP SPV II, L.P., as agent for the lenders, and the several banks and other financial institutions or entities from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: ________ __, 20[ ]	[NAME OF LENDER]
By:
Name:
Title:

Confidential material omitted and filed separately with the Commission.

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Loan and Security Agreement dated June 29, 2018 (the “Loan Agreement”) by and by and between Mesoblast Limited ACN 109 431 870, an Australian listed public company, Mesoblast UK Limited, a company incorporated in England and Wales with registered number 07596260 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom, Mesoblast, Inc., a Delaware corporation, Mesoblast International (UK) Limited, a company incorporated in England and Wales with registered number 09630007 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom, Mesoblast International Sàrl, a company organized under the laws of Switzerland, and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan Agreement, NQP SPV II, L.P., as agent for the lenders, and the several banks and other financial institutions or entities from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: ________ __, 20[ ]	[NAME OF PARTICIPANT]
By:
Name:
Title:

Confidential material omitted and filed separately with the Commission.

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Loan and Security Agreement dated June 29, 2018 (the “Loan Agreement”) by and by and between Mesoblast Limited ACN 109 431 870, an Australian listed public company, Mesoblast UK Limited, a company incorporated in England and Wales with registered number 07596260 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom, Mesoblast, Inc., a Delaware corporation, Mesoblast International (UK) Limited, a company incorporated in England and Wales with registered number 09630007 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom, Mesoblast International Sàrl, a company organized under the laws of Switzerland, and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan Agreement, NQP SPV II, L.P., as agent for the lenders, and the several banks and other financial institutions or entities from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: ________ __, 20[ ]	[NAME OF PARTICIPANT]
By:
Name:
Title:

Confidential material omitted and filed separately with the Commission.

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Loan and Security Agreement dated June 29, 2018 (the “Loan Agreement”) by and by and between Mesoblast Limited ACN 109 431 870, an Australian listed public company, Mesoblast UK Limited, a company incorporated in England and Wales with registered number 07596260 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom, Mesoblast, Inc., a Delaware corporation, Mesoblast International (UK) Limited, a company incorporated in England and Wales with registered number 09630007 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom, Mesoblast International Sàrl, a company organized under the laws of Switzerland, and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan Agreement, NQP SPV II, L.P., as agent for the lenders, and the several banks and other financial institutions or entities from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: ________ __, 20[ ]	[NAME OF LENDER]
By:
Name:
Title:

Confidential material omitted and filed separately with the Commission.

EXHIBIT I

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(for illustrative purposes)

****

Confidential material omitted and filed separately with the Commission.

SCHEDULE 1.1

COMMITMENTS

LENDER	TRANCHE 1	TRANCHE 2	TOTAL TERM COMMITMENT
NovaQuest Pharma Opportunities Fund V, L.P.	$10,378,252.27	$3,459,417.42	$13,837,669.69
NovaQuest Pharma Opportunities Fund V (Delaware), L.P	$19,621,747.73	$6,540,582.58	$26,162,330.31
TOTAL COMMITMENTS	$30,000,000	$10,000,000	$40,000,000

Confidential material omitted and filed separately with the Commission.